                                                                    EXHIBIT 10.1

      THE SYMBOL '***' IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT THE PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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                                CREDIT AGREEMENT

                                   DATED AS OF
                                OCTOBER 29, 1999

                                      AMONG

                                  PF.NET CORP.,

                            THE LENDERS PARTY HERETO

                                       AND

                           FIRST UNION NATIONAL BANK,
                             AS ADMINISTRATIVE AGENT

================================================================================

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I  DEFINITIONS.......................................................1
  Section 1.01.   DEFINED TERMS..............................................1
  Section 1.02.   CLASSIFICATION OF LOANS AND BORROWINGS....................34
  Section 1.03.   TERMS GENERALLY...........................................34
  Section 1.04.   ACCOUNTING TERMS; GAAP....................................35

ARTICLE II  THE LOANS AND LETTERS OF CREDIT.................................35
  Section 2.01.   COMMITMENTS...............................................35
  Section 2.02.   LOANS AND BORROWINGS; LETTER OF CREDIT SUBFACILITY........35
  Section 2.03.   REQUESTS FOR BORROWING....................................40
  Section 2.04.   FUNDING OF BORROWINGS.....................................41
  Section 2.05.   INTEREST ELECTIONS........................................43
  Section 2.06.   TERMINATION, REDUCTION AND INCREASE OF COMMITMENTS........45
  Section 2.07.   REPAYMENT OF LOANS; EVIDENCE OF DEBT......................48
  Section 2.08.   AMORTIZATION OF LOANS; MANDATORY REDUCTIONS OF REVOLVING
                  COMMITMENT................................................49
  Section 2.09    PREPAYMENT OF LOANS.......................................51
  Section 2.11.   INTEREST..................................................56
  Section 2.12    ALTERNATE RATE OF INTEREST................................57
  Section 2.13.   INCREASED COSTS...........................................57
  Section 2.14    BREAK FUNDING PAYMENTS....................................58
  Section 2.15.   TAXES.....................................................59
  Section 2.16.   PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
                  SET-OFFS..................................................60
  Section 2.17.   MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS............62
  Section 2.18    INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES........62

ARTICLE III  REPRESENTATIONS AND WARRANTIES.................................64
  Section 3.01.   ORGANIZATION; POWERS......................................64
  Section 3.02.   AUTHORIZATION; ENFORCEABILITY.............................64
  Section 3.03.   GOVERNMENTAL APPROVALS; NO CONFLICTS......................64
  Section 3.04.   FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE...........64
  Section 3.05.   PROPERTIES; LIENS; LICENSES...............................65
  Section 3.06.   LITIGATION AND ENVIRONMENTAL MATTERS......................65
  Section 3.07.   COMPLIANCE WITH LAWS AND AGREEMENTS.......................66
  Section 3.08.   INVESTMENT AND HOLDING COMPANY STATUS.....................66
  Section 3.09.   TAXES.....................................................66

  Section 3.10.   ERISA.....................................................66
  Section 3.11.   INTELLECTUAL PROPERTY.....................................67
  Section 3.12.   FEDERAL REGULATIONS.......................................67
  Section 3.13.   DISCLOSURE................................................67
  Section 3.14.   SUBSIDIARIES..............................................68
  Section 3.15.   INSURANCE.................................................68
  Section 3.16.   LABOR MATTERS.............................................68
  Section 3.17.   AT&T AGREEMENT............................................68
  Section 3.18.   SECURITY DOCUMENTS........................................68
  Section 3.19.   CAPITALIZATION............................................69
  Section 3.20.   FISCAL YEAR...............................................69

ARTICLE IV  CONDITIONS......................................................69
  Section 4.02.   EACH BORROWING............................................72

ARTICLE V  AFFIRMATIVE COVENANTS............................................74
  Section 5.01.   FINANCIAL STATEMENTS AND OTHER INFORMATION................74
  Section 5.02.   NOTICES OF MATERIAL EVENTS................................76
  Section 5.03.   INFORMATION REGARDING COLLATERAL..........................77
  Section 5.04.   EXISTENCE; CONDUCT OF BUSINESS............................77
  Section 5.05.   PAYMENT OF OBLIGATIONS....................................78
  Section 5.06.   MAINTENANCE OF PROPERTIES.................................78
  Section 5.07.   INSURANCE.................................................78
  Section 5.08.   BOOKS AND RECORDS; INSPECTION RIGHTS......................79
  Section 5.09.   COMPLIANCE WITH LAWS AND AGREEMENTS.......................79
  Section 5.10.   USE OF PROCEEDS...........................................79
  Section 5.11.   FURTHER ASSURANCES........................................80
  Section 5.12.   CASUALTY AND CONDEMNATION.................................80
  Section 5.13.   INTEREST RATE PROTECTION..................................81
  Section 5.14.   ADDITIONAL SUBSIDIARIES; ADDITIONAL SECURITY DOCUMENTS....81
  Section 5.15.   SPECIAL PURPOSE SUBSIDIARIES..............................82
  Section 5.16.   ACCOUNT CONTROL AGREEMENTS................................83
  Section 5.17    WHOLLY-OWNED SUBSIDIARIES.................................83
  Section 5.18    OPERATING AND DEPOSIT ACCOUNTS............................83

ARTICLE VI  Negative Covenants..............................................83
  Section 6.01.   INDEBTEDNESS..............................................83
  Section 6.02.   LIENS.....................................................85
  Section 6.03.   FUNDAMENTAL CHANGES.......................................86

  Section 6.04.   INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND
                  ACQUISITIONS; ASSET SALES.................................87
  Section 6.05.   HEDGING AGREEMENTS........................................89
  Section 6.06.   RESTRICTED PAYMENTS.......................................90
  Section 6.07.   TRANSACTIONS WITH AFFILIATES..............................90
  Section 6.08.   RESTRICTED AGREEMENTS.....................................90
  Section 6.09.   REPAYMENT OF INDEBTEDNESS.................................91
  Section 6.10.   LIMITATION ON SALE-LEASEBACK TRANSACTIONS.................91
  Section 6.11.   MATERIAL CONTRACTS........................................91
  Section 6.12.   SPECIAL PURPOSE SUBSIDIARIES..............................92
  Section 6.13.   MINIMUM ROUTE MILES AND SEGMENTS/LINKS....................92
  Section 6.14.   MINIMUM CUMULATIVE DARK FIBER/CONDUIT REVENUE/PROCEEDS....92
  Section 6.15.   MINIMUM CONSOLIDATED OPERATING REVENUES...................93
  Section 6.16.   CONSOLIDATED EBITDA.......................................93
  Section 6.17.   TOTAL LEVERAGE RATIO......................................94
  Section 6.18.   CONSOLIDATED LEVERAGE RATIO...............................94
  Section 6.19.   FIXED CHARGE COVERAGE RATIO...............................94
  Section 6.20.   CUMULATIVE CAPITAL EXPENDITURES...........................95
  Section 6.21.   USE OF COLLATERAL.........................................96
  Section 6.22.   CHANGES TO FISCAL YEAR....................................96

ARTICLE VII  EVENTS OF DEFAULT..............................................97
  Section 7.01.   EVENTS OF DEFAULT.........................................97

ARTICLE VIII  THE AGENTS...................................................100

ARTICLE IX  MISCELLANEOUS..................................................103
  Section 9.01.   NOTICES..................................................103
  Section 9.02.   WAIVERS; AMENDMENTS......................................104
  Section 9.03.   EXPENSES; INDEMNITY; DAMAGE WAIVER.......................105
  Section 9.04.   SUCCESSORS AND ASSIGNS...................................106
  Section 9.05.   SURVIVAL.................................................109
  Section 9.06.   COUNTERPARTS; INTEGRATION; EFFECTIVENESS.................109
  Section 9.07.   SEVERABILITY.............................................110
  Section 9.08.   RIGHT OF SETOFF..........................................110
  Section 9.09.   GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                  PROCESS..................................................110
  Section 9.10.   WAIVER OF JURY TRIAL.....................................111
  Section 9.11.   HEADINGS.................................................111
  Section 9.12.   CONFIDENTIALITY..........................................111
  Section 9.13.   INTEREST RATE LIMITATION.................................112

  Section 9.14.   NON-RECOURSE.............................................112
  Section 9.15.   CSCC LENDERS.............................................112

SCHEDULES:
Schedule 2.01   -   Commitment
Schedule 3.05   -   Licenses
Schedule 3.06   -   Disclosed Matters
Schedule 3.14   -   Subsidiaries
Schedule 3.15   -   Insurance
Schedule 6.01   -   Existing Indebtedness
Schedule 6.02   -   Existing Liens
Schedule 6.04   -   Existing Investments
Schedule 6.08   -   Existing Restrictions

                                    EXHIBITS:

Exhibit A   Form of Assignment and Acceptance
Exhibit B   Form of Trust Agreement
Exhibit C   Form of Note
Exhibit D   Form of Borrowing Request
Exhibit E   Form of Collateral Access Agreement

      CREDIT AGREEMENT, dated as of October 29, 1999 (this "AGREEMENT"), among PF.Net Corp., a Delaware corporation (the "BORROWER"), the Lenders party hereto and First Union National Bank, as Administrative Agent.

      The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01.     DEFINED TERMS.

      As used in this Agreement, the following terms have the meanings specified below:

      "ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "ADDITIONAL ASSETS" means any capital assets used or useful in the business of the Borrower and its Subsidiaries purchased or acquired after the Second Amendment Effective Date.

      "ADDITIONAL GUARANTEES" has the meaning assigned to such term in the Trust Agreement.

      "ADDITIONAL SECURITY DOCUMENTS" has the meaning assigned to such term in the Trust Agreement.

      "ADJUSTED LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "ADMINISTRATIVE AGENT" means First Union, in its capacity as administrative agent for the Lenders hereunder.

      "ADMINISTRATIVE QUESTIONNAIRE" means an administrative questionnaire in a form supplied by the Administrative Agent.

      "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

      "AGENT" means a collective or individual reference, as the context requires, to the Administrative Agent and each agent and trustee under the Loan Documents.

      "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "ANNUAL BUSINESS PLAN" means the annual update to the initial business plan, including the build-out of the Network agreed to pursuant to Exhibit B of the AT&T Agreement, as such agreement may be amended from time to time in accordance with this Agreement (or, if the AT&T Agreement has been terminated prior to its scheduled expiration as in effect on the Second Amendment Effective Date, as approved by the Administrative Agent), including an annual operating and cash flow budget in reasonable detail for the current fiscal year, projections of Capital Expenditures, Network Expenses and other Permitted Expenses, and the estimated timing of all Borrowings, in each case for the year to which such Annual Business Plan applies, and updated financial projections through the fiscal year during which the Maturity Date is scheduled to occur; PROVIDED, such annual update shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld) unless the Borrower delivers to the Administrative Agent concurrently with the delivery of such annual update a certificate of a Financial Officer stating that, after giving effect to such annual update, (a) the Borrower is in pro forma compliance with the financial covenants set forth in Sections 6.14 through 6.20 (to the extent applicable) and (b) the Business Plan, as modified by all such annual updates, remains projected in good faith to be fully financed.

      "ANNUALIZED EBITDA" means, as of any date of determination, Consolidated EBITDA for the period of two consecutive calendar quarters then most recently ended, times two.

      "APPLICABLE RATE" means, for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "LIBOR Spread", as the case may be, during the following periods as of the most recent determination date:


                                Period               ABR Spread    LIBOR Spread
                 --------------------------------- -------------- --------------

                          During the period            3.50%           4.75%
                     Consolidated EBITDA is less
                              than zero

                      During any period when the       3.25%           4.50%
                     Consolidated Leverage Ratio
                         is more than 10 to 1

                      During any period when the       3.00%           4.25%
                     Consolidated Leverage Ratio
                     is more than 6 to 1 but less
                       than or equal to 10 to 1

                      During any period when the       2.50%           3.75%
                     Consolidated Leverage Ratio
                     is more than 4 to 1 and less
                       than or equal to 6 to 1

                      During any period when the       2.25%           3.50%
                     Consolidated Leverage Ratio
                    is less than or equal to 4 to 1


For purposes of the foregoing table, (i) the Consolidated Leverage Ratio shall be determined as of the end of each calendar quarter based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), except that, prior to delivery of the first such financial statement after the Effective Date, such determination shall be based upon the financial statements referred to in Section 3.04 for the calendar quarter ended June 30, 1999, and
(ii) each change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; PROVIDED that if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) within the period specified therein for delivery thereof and, when such financial statements are delivered, the Applicable Rate resulting from the Consolidated Leverage Ratio based upon such financial statements is greater than the Applicable Rate in effect immediately prior to the end of the period during which such financial statements were required to be delivered, then (x) the Applicable Rate shall be retroactively increased (for the period from the expiration of the period specified in Section 5.01(a) or (b) for delivery of such consolidated financial statements until the earlier of the date such consolidated financial statements are delivered or the date of the expiration of the period specified therein for delivery) and (y) if any payments of interest have been made with respect to such period, the Borrower shall promptly make a supplemental payment of interest to correct the underpayment.

      "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Borrower or its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of (i) all or any of the capital stock of any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Borrower or any of the Subsidiaries or (iii) any other property or assets of the Borrower or any of the Subsidiaries other than in the ordinary course of business of the Borrower or such Subsidiary; PROVIDED that sales or other dispositions of equipment that has become worn out, obsolete or damaged, or otherwise unsuitable for use in connection with the business of the Borrower or the Subsidiaries, shall not be included within the meaning of "Asset Sale".

      "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of the Borrower and Administrative Agent if required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "AT&T AGREEMENT" means that certain Fiber Optic System Agreement, dated October 29, 1999, between the Borrower and AT&T Corp., as amended through May 24, 2001 and as further amended from time to time in accordance with this Agreement.

      "AVAILABILITY PERIOD" means, in respect of the Tranche A-1 Loans, the Tranche A-1 Availability Period, in respect of the Tranche A-2 Loans, the Tranche A-2 Availability Period, in respect of the Tranche A-3 Loans, the Tranche A-3 Availability Period, in respect of the Revolving Loans, the Revolving Availability Period, and, in respect of the Letters of Credit, the Letter of Credit Availability Period.

      "BLOCKAGE NOTICE" has the meaning set forth in the definition of "Blockage Period."

      "BLOCKAGE PERIOD" means any period (i) commencing on a date on which the Administrative Agent delivers a notice (a "BLOCKAGE NOTICE") to the Borrower to the effect that an Event of Default under Section 7.01(d) has occurred and is continuing by reason of a breach of any provision of Sections 6.14 through 6.20, and (ii) ending on the earliest of: (A) the 179th day after delivery of the Blockage Notice with respect to such Blockage Period, (B) the cure or waiver of the breach that was the basis for such Blockage Notice (so long as no other Event of Default under Section 7.01(d) has occurred and is continuing by reason of a breach of any provision of Sections 6.14 through 6.20), and (C) the payment in full of the Loans and the termination of the Commitments under this Agreement; PROVIDED that no more than one Blockage Notice may be given during any 365-day period and no such breach that existed on the date of delivery of a Blockage Notice may be made the basis for another Blockage Period unless such breach has been cured for at least 90 days.

      "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER" means PF.Net Corp., a Delaware corporation and a wholly-owned subsidiary of the Parent.

      "BORROWING" means a Loan or group of Loans of the same Class and Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

      "BORROWING REQUEST" means (a) with respect to a Tranche A-1 Borrowing, a Tranche A-2 Borrowing or a Revolving Loan Borrowing, a request by the Borrower in accordance with Section 2.03 and in the form of Exhibit D and (b) with respect to a Tranche A-3 Borrowing either (i) a request for a Tranche A-3 Borrowing in the form of Exhibit D or (ii) in the case of a Deemed Borrowing, a notice from CSCC to the Administrative Agent of a Borrowing of ABR Loans in accordance with the terms of Section 2.04.

      "BRIDGE FACILITY" means, at any time, the extensions of credit contemplated by the Bridge Loan Agreement.

      "BRIDGE LOAN AGREEMENT" means that certain Bridge Loan Agreement, dated as of October 29, 1999, among Warburg Dillon Read LLC, Credit Suisse First Boston, as Agents and the Parent that was subsequently terminated on May 10, 2000.

      "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a LIBOR Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "BUSINESS PLAN" means the business plan setting forth the management case of the Borrower and the Subsidiaries delivered to the Administrative Agent and the Lenders immediately prior to May 24, 2001, which includes a capital budget, a construction budget for the Network Expenses, and a schedule of each estimated Borrowing, in each case consistent with the rest of the Business Plan.

      "CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP; PROVIDED that no capitalized interest shall be included in the definition of "Capital Expenditures."

      "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CHANGE IN CONTROL" means: (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act), other than the Parent Stockholders, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by persons who were neither (A) recommended by the board of directors of the Parent to be elected by the stockholders of the Parent nor (B) appointed by directors so nominated; (c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than the Parent of any ownership or equity interest in the Borrower; or (d) the failure by the Parent to have the ability (without the consent of any other Person) to elect at least a majority of the directors of the Borrower.

      "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

      "CHARGES" has the meaning set forth in Section 9.13.

      "CISCO FINANCED PRODUCTS" means the Cisco Products the acquisition of which is financed by CSCC Lenders through Tranche A-3 Loans pursuant to the terms of this Agreement.

      "CISCO PRODUCTS" means networking and telecommunications equipment (including installation and delivery) and other goods, spare parts, accessories, software and services which Cisco Systems manufactures, assembles, sells, licenses or provides.

      "CISCO PURCHASE COMMITMENT" means the Purchase Commitment set forth in Exhibit T to the Cisco Supply Agreement as in effect on the Second Amendment Effective Date.

      "CISCO SUBSCRIPTION AGREEMENT" means that certain Series B Senior Cumulative Convertible Preferred Stock Purchase Agreement, dated as of April 12, 2001, between the Parent and Cisco Systems.

      "CISCO SUPPLY AGREEMENT" means that certain Service Provider Agreement, dated as of April 6, 2001, between Cisco Systems and PF.Net Corp.

      "CISCO SYSTEMS" means Cisco Systems, Inc. or any subsidiary or Affiliate thereof.

      "CISCO VENDOR" means Cisco Systems or any distributor or other reseller or provider of Cisco Products reasonably acceptable to Cisco Systems.

      "CLASS" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A-1 Loans, Tranche A-2 Loans, Tranche A-3 Loans or Revolving Loans.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COLLATERAL" has the meaning assigned to such term in the Trust Agreement.

      "COLLATERAL TRUSTEE" means a collective reference to the Corporate Trustee and the Individual Trustee under the Trust Agreement.

      "COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and issue or participate in Letters of Credit hereunder during any Availability Period, expressed as an amount representing the maximum principal amount of the Loans to be made and Letters of Credit to be issued or participated in by such Lender hereunder, as such commitment may be
(a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, in the amendment or Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment or in the joinder agreement or other document pursuant to which such Lender shall have agreed to provide all or a portion of any increase in the Commitment pursuant to
Section 2.06(f), as applicable. The aggregate amount of the Lenders' Commitments, as of the Second Amendment Effective Date, is $647,394,032.04.

      "COMMITMENT FEE" has the meaning set forth in Section 2.10(a).

      "CONSOLIDATED DEBT SERVICE" means, for any period, without duplication, Consolidated Interest Expense for such period (excluding amortization of deferred financing costs and fees and other non-cash interest charges), PLUS any scheduled mandatory cash Repayments of Indebtedness of the Borrower and its Subsidiaries made during such period, PLUS all dividends paid by the Borrower to the Parent during such period (excluding any amount exceeding the amount of the Permitted Interest Liabilities paid by the Parent during such period), PLUS all Commitment Fees paid by any Loan Party during such period and other commitment fees in respect of any Consolidated Indebtedness.

      "CONSOLIDATED EBITDA" means, for any period: (i) Consolidated Net Income for such period (adjusted to exclude all extraordinary items and Non-Recurring Items), PLUS (ii) without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) non-cash compensation expenses, (e) the aggregate amount of (1) all fees and expenses paid by the Borrower under and in respect of the closing and syndication of the Existing Credit Agreement, the closing of the First Amendment or the Second Amendment or under this Agreement and in connection with the Fee Letter and the Tranche A-3 Fee Letter and (2) expenses in respect of Permitted Transaction Fees (but, solely for purposes of this definition, only to the extent incurred in connection with the consummation of the transactions contemplated by the Bridge Loan Agreement, the Subscription Agreement, the Cisco Subscription Agreement and the issuance of the Senior Notes), and (f) on or prior to September 30, 2001, the amount expensed in connection with cash bonuses to and/or the forgiveness of loans in favor of the chief executive officer and other key employees of the Borrower related to initial compensation payment which shall not exceed $10,000,000 in the aggregate, in each case as determined for such period on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

      "CONSOLIDATED GROSS REVENUES" means, for any period, consolidated gross revenues of the Borrower and its Subsidiaries attributable to sales of its services determined for such period on a consolidated basis with respect to the Borrower and its Subsidiaries in accordance with GAAP.

      "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding as of such date determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of (a) the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations, but excluding any such interest expense of any Person for any period that the income (or loss) of such Person is excluded from the calculation of Consolidated Net Income by reason of clause (b) of the definition of "Consolidated Net Income"), accrued by the Borrower and the Subsidiaries during such period, PLUS (b) preferred stock dividends in respect of Disqualified Stock of the Borrower and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) Annualized EBITDA.

      "CONSOLIDATED NET INCOME" means, for any period, net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (a) the income of any Person in which any other Person (other than the Borrower or any of its Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or Repayment of principal or advances) actually paid to the Borrower or any of its Subsidiaries, by such Person, and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the date such Person's assets are acquired by the Borrower or any Subsidiary of Borrower.

      "CONSOLIDATED OPERATING REVENUES" means, for any period, Consolidated Gross Revenues for such period excluding, to the extent included in the determination thereof, without duplication (i) all revenues of the Borrower and its Subsidiaries attributable to the sale of capital assets and (ii) all revenues of the Borrower and its Subsidiaries attributable to Dark Fiber/Conduit Dispositions and Fiber Swaps, in each case, determined on a consolidated basis in accordance with GAAP.

      "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

      "CONVERSION DATE" means the earlier to occur of (i) September 30, 2003, and (ii) the first Quarterly Date as of which the Consolidated EBITDA for each of two consecutive calendar quarters then most recently ended has been positive; provided that in no case shall the Conversion Date be any earlier than October 31, 2002.

      "CSCC" means Cisco Systems Capital Corporation, a Nevada corporation.

      "CSCC BORROWING PROCEDURES LETTER" means that certain letter agreement, dated as of May 24, 2001, by and between CSCC and the Borrower, relating to the procedures for the making of Tranche A-3 Loans at any time that a CSCC Lender holds any Tranche A-3 Commitment, as amended or waived from time to time by the parties thereto.

      "CSCC LENDER" means any Lender that is CSCC or an Affiliate of CSCC.

      "CUMULATIVE CAPITAL EXPENDITURES" means all Capital Expenditures of the Borrower and its Subsidiaries since January 1, 2001.

      "CUMULATIVE DARK FIBER/CONDUIT GROSS PROCEEDS" means, as of any date of determination, the aggregate amount of gross cash proceeds received by the Borrower and the Subsidiaries in respect of Dark Fiber/Conduit Dispositions.

      "CUMULATIVE DARK FIBER/CONDUIT REVENUE/PROCEEDS" means, as of any date of determination, the aggregate amount of (i) Dark Fiber/Conduit Revenue/Proceeds for all Dark Fiber/Conduit Dispositions and Fiber Swaps consummated on or prior to such date and (ii) cash equity proceeds received by the Borrower or the Subsidiaries after the Second Amendment Effective Date (excluding cash equity proceeds received from Cisco Systems on or prior to the Second Amendment Effective Date pursuant to the Cisco Subscription Agreement in an amount up to $200,000,000), to the extent such proceeds are used in the construction, operation and development of the Network or to make a prepayment pursuant to
Section 2.09(e). For purposes of this definition, "Dark Fiber/Conduit Revenue/Proceeds" means, as of any date of determination thereof, for any Dark Fiber/Conduit Disposition or Fiber Swap (a "disposition"), the greater of (i) the revenues of the Borrower and its Subsidiaries attributable to such disposition for the period from the date of such disposition to the date of determination, determined on a consolidated basis in accordance with GAAP, and
(ii) the amount of cash proceeds received by the Borrower and its Subsidiaries in respect of such disposition during such period.

      "DARK FIBER/CONDUIT DISPOSITION" means a lease, sale, conveyance or other disposition (other than a Fiber Swap) by the Borrower or any Subsidiary of unused or "dark" fiber optic strands or unused conduit, or the use thereof, for a period of at least ten (10) years, in a transaction in which none of Borrower or the Subsidiaries has any obligation to "light" such fiber optic strands except dispositions required by the AT&T Agreement as in effect on May 24, 2001, or as amended with the consent of the Administrative Agent if such consent is required pursuant to Section 6.11.

      "DEDICATED CONDUIT" means that portion of the conduit that has been dedicated to lit fiber services conducted by PF.Net Services.

      "DEEMED BORROWING" has the meaning set forth in Section 2.04.

      "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 3.06.

      "DISQUALIFIED STOCK" means, with respect to any Person, any capital stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or other Disqualified Stock, (iii) requires the payment of dividends other than dividends payable solely in additional shares of capital stock of such Person (other than Disqualified Stock) or (iv) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part; PROVIDED that "Disqualified Stock" shall not include either the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock of the Parent solely by the virtue of such class of capital stock (i) being redeemable upon the occurrence of any event that constitutes a change of control, subject to the Repayment of the Obligations prior to payment of any such redemption obligation, or (ii) being redeemable on a date not earlier than two years after the Maturity Date.

      "DOLLARS" or "$" refers to lawful money of the United States of America.

      "EFFECTIVE DATE" means October 29, 1999.

      "ELIGIBLE INSTITUTION" means a commercial banking institution that has a combined capital and surplus of not less than $500 million (or its equivalent in foreign currency) whose debt is rated "A" or better by S&P or "A2" or better by Moody's at the time as of which any investment or rollover therein is made.

      "ELIGIBLE PERSON" means (a) a commercial bank, an insurance company or other similar financial institution, (b) any other entity which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of business,
(c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary, (d) any Approved Fund, (e) any other Person which is an "accredited investor" (as defined in Regulation D under the Securities Exchange Act of 1934, as amended) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease financing companies, or (f) any Person that supplies or makes available to the Borrower or any of its Subsidiaries any property or services used or useful for any Qualifying Business, or any Affiliate of any such

Person, and that provides a portion of any increase in the Commitments pursuant to Section 2.06(f); PROVIDED, HOWEVER, that, except if the Borrower so elects, in no event may any Person be an "Eligible Person" if such Person is engaged in a business that competes with a Qualifying Business or if it is Controlled by a Person that is engaged in a business that competes with a Qualifying Business. As used herein, "Approved Fund" means (i) with respect to any Lender which is a fund primarily engaged in making, purchasing or otherwise investing in commercial loans, any other fund which is primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business and which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor or (ii) any other Person which has been approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business.

      "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of

ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "EVENT OF DEFAULT" has the meaning assigned to such term in Article VII.

      "EXCESS CASH FLOW" means, for any fiscal year of the Borrower, the sum (without duplication) of the following (PROVIDED that "Excess Cash Flow" shall be zero for any fiscal year for which the sum of the following would otherwise be less than zero):

      (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gain or loss or net income or loss attributable to Prepayment Events, Dark Fiber/Conduit Dispositions and Fiber Swaps; PLUS

      (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such fiscal year (including any interest expense accrued for such fiscal year that is not payable currently in cash to the extent deducted in determining Consolidated Net Income); PLUS

      (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year, plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its Subsidiaries increased during such fiscal year; MINUS

      (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and the Subsidiaries decreased during such fiscal year; MINUS

      (e) Capital Expenditures for such fiscal year except to the extent attributable to the incurrence of Capital Lease Obligations and other Indebtedness of the Borrower and its Subsidiaries other than the Loans; MINUS

      (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its Subsidiaries during such fiscal year, excluding (i) Loans prepaid pursuant to clauses (b) and (c) of Section 2.09, and (ii) Repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made, in each case calculated for such fiscal year; MINUS

      (g) the aggregate amount in such fiscal year of dividends and distributions paid by the Borrower to the Parent in order to permit the Parent to pay Permitted Parent Liabilities.

      "EXCLUDED EQUITY CONTRIBUTION" means (a) cash proceeds from the issuance and sale of equity interests to management (including pursuant to the exercise of options) and (b) other cash equity contributions to the Borrower not to exceed *********** in the aggregate.

      "EXCLUDED REAL ESTATE RIGHTS" means any Real Estate Rights acquired, constructed or improved with proceeds of Indebtedness permitted pursuant to Sections 6.01(iv)(C) or (D).

      "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

      "EXISTING AGREEMENTS" means (i) the Amended and Restated Fiber Network Development Agreement, dated October 29, 1999, between Sea Breeze Communication Company and the Borrower, (ii) the note of the Parent payable to Koch Telecom in the principal amount of $10,000,000, (iii) the Master Secondment Agreement, dated October 29, 1999, between the Borrower and Koch Telecom and (iv) Master Secondment Agreement dated as of October 29, 1999 by and between PF Telecom Holdings LLC and Borrower, in each case as amended through May 24, 2001.

      "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement, dated as of October 29, 1999, among the Borrower, the lenders party thereto and Lucent, as administrative agent and syndication agent.

      "EXISTING LENDER CLASS" has the meaning set forth in Section 2.09(g).

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FEE LETTER" means that certain letter agreement, dated as of May 24, 2001, by and between First Union and the Borrower, relating to certain syndication requirements and the payment of certain fees by the Borrower.

      "FIBER SWAP" means any exchange or lease of fiber optic strands or conduit in exchange for the ownership or use of other fiber optic strands or conduit.

      "FINANCIAL OFFICER" means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

      "FIRST AMENDMENT" means that certain First Amendment to Loan Documents dated as of March 31, 2000 among the Borrower, the Guarantors, the Lenders party thereto, the Collateral Trustee and the Administrative Agent.

      "FIRST UNION" shall mean First Union National Bank, a national banking association, together with its successors.

      "FIXED CHARGE COVERAGE RATIO" means, for the twelve month period ending as of any date of determination thereof, the ratio of (a) Consolidated EBITDA MINUS Maintenance Capital Expenditures MINUS (without duplication) cash taxes paid by the Borrower to a Governmental Authority or pursuant to the Tax Sharing Agreement to (b) Consolidated Debt Service; provided, however, that until the calculation date ending on the last day of the second quarter after the Conversion Date the calculation of the Fixed Charge Coverage Ratio shall be made by multiplying by two the result for each such component of the calculation for the two consecutive quarters most recently ended as of the date of determination.

      "FIXTURE" shall mean a fixture as defined in ss. 9-313(1)(a) of the Uniform Commercial Code as in effect in the State of New York; for purposes hereof, "Fixture" shall specifically include conduit and specifically exclude fiber.

      "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

      "GAAP" means, subject to Section 1.04, generally accepted accounting principles in the United States of America.

      "GOVERNMENT ACTS" has the meaning set forth in Section 2.18.

      "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or obligation; PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

      "GUARANTEES" has the meaning assigned to such term in the Trust Agreement.

      "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection and obligations as principal or for reimbursement of the surety in respect of payment bonds, performance bonds, bid bonds and other surety bonds issued by or for the account of the Borrower or any Subsidiary in the ordinary course of business) guaranteeing or intended to guarantee any Indebtedness or other obligation of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor,
(ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Obligation is made.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "HIGH YIELD DEBT" means the Senior Notes and any and all other fixed rate Indebtedness of the Parent in respect of debt Securities issued in an underwritten public offering or private placement pursuant to Rule 144A of the Securities Act, which Indebtedness (i) is not secured by any Lien on the assets of any Loan Party, (ii) does not mature (except upon acceleration upon events of default, subject to clause (v) below, under the High Yield Indenture), nor is any scheduled Repayment thereof due, prior to the date that is one year after the later of the Maturity Date and any other maturity date established in respect of Loans hereunder at the time such debt Securities are issued, (iii) is not subject to any mandatory redemption or required repurchase, conversion or exchange (whether upon the occurrence of any contingency or otherwise), but excluding contingent redemption offer provisions in the event of a "change of control" or "asset sale" that are customary for similar debt Securities, (iv) is not guaranteed by any other Loan Party, (v) is issued on such other terms, including covenants, events of default and similar provisions relating thereto, that are customary at the times of offering and issuance for debt Securities issued by companies of comparable credit quality with, and in the same market as, the Parent, and otherwise no less favorable to the Parent than the Bridge Facility, and (vi) as to which the Administrative Agent has received all drafts of the High Yield Indenture and other related documents and agreements provided to the Parent and has been consulted by the Parent with respect to the terms and conditions of such documents and agreements prior to the execution and delivery thereof.

      "HIGH YIELD INDENTURE" means, at any time, the Senior Note Indenture and any other indenture then outstanding executed with respect to an issuance of Indebtedness meeting the definition of High Yield Debt (which indenture has not been amended, modified, supplemented or waived except in compliance with clause
(vi) of the definition of "High Yield Debt," or in any other manner that would cause it not to comply with the definition of "High Yield Debt").

      "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt securities, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue by more than 60 days unless and to the extent that any such amount may be the subject of a bona fide dispute), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but only to the extent of the lesser of the amount of such Indebtedness and the fair market value of such property, (g) all Guaranty Obligations of such Person, (h) all Capital Lease Obligations of such Person,
(i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all Disqualified Stock of such Person, and (l) all obligations of such Person under Hedging Agreements; provided, however, obligations of such Person evidenced by payment, performance, bid or surety bonds incurred in the ordinary course of business shall not constitute Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. For purposes of this Agreement, the Cisco Purchase Commitment shall not constitute Indebtedness.

      "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

      "INDEMNITEE" has the meaning set forth in Section 9.03(b).

      "INDEMNITY AND CONTRIBUTION AGREEMENT" means that certain Indemnity, Subrogation and Contribution Agreement, dated as of the Effective Date, among the Loan Parties and the Collateral Trustee.

      "INFORMATION" has the meaning set forth in Section 9.12.

      "INITIAL GUARANTEE" has the meaning assigned to such term in the Trust Agreement.

      "INITIAL SECURITY DOCUMENTS" has the meaning assigned to such term in the Trust Agreement.

      "INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.11.

      "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

      "INTEREST FUND" means a fund, escrow or reserve established for the purpose of providing a source of funds to pay interest in respect of Indebtedness of the Parent.

      "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

      "INTEREST PERIOD" means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; PROVIDED that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "ISSUING LENDER" shall mean First Union.

      "ISSUING LENDER FEES" shall have the meaning set forth in Section 2.10(e).

      "KOCH TELECOM" means Koch Telecom Ventures, Inc., a Delaware corporation.

      "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or upon any increase in the Commitments pursuant to Section 2.06(f), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

      "LETTER OF CREDIT AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (A) the Maturity Date, and
(B) any earlier date of termination of the LOC Commitments in accordance with this Agreement.

      "LETTER OF CREDIT FEE" shall have the meaning set forth in Section
2.10(d).

      "LETTERS OF CREDIT" shall mean any letter of credit issued by the Issuing Lender for the account of the Borrower pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

      "LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Telerate Page 3750 (or on any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent (or, if the Administrative Agent at the time is not a commercial bank, any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, PROVIDED that such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "LIBOR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "LICENSES" has the meaning set forth in Section 3.05(b).

      "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOAN DOCUMENTS" means this Agreement, the Fee Letter, the Guarantees, the Security Documents, the LOC Documents, the Tranche A-3 Fee Letter, the First Amendment, the Second Amendment, the Side Letter and the Indemnity and Contribution Agreement.

      "LOAN PARTIES" means the Parent, the Borrower and the Subsidiaries.

      "LOANS" means the loans made or deemed made to the Borrower pursuant to this Agreement.

      "LOC COMMITMENT" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in SCHEDULE 2.01, as such amount may be reduced from time to time in accordance with the provisions hereof.

      "LOC COMMITMENT PERCENTAGE" shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on SCHEDULE 2.01, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.04.

      "LOC COMMITTED AMOUNT" shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.02(b) and, individually, the amount of each Lender's LOC Commitment as specified in SCHEDULE 2.01.

      "LOC DOCUMENTS" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations. To the extent of any conflict between the provisions of this Agreement and any LOC Documents, this Agreement shall be controlling.

      "LOC OBLIGATIONS" shall mean, at any time, the sum (without duplication) of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit PLUS (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

      "LUCENT" means Lucent Technologies Inc.

      "MAINTENANCE CAPITAL EXPENDITURES" means, for any period, Capital Expenditures made during such period to maintain the Network.

      "MANDATORY BORROWING" shall have the meaning set forth in Section 2.02(b)(v).

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Parent and the Subsidiaries taken as a whole, (b) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (c) the ability of any Loan Party to perform any of its obligations under any Loan Document, (d) the legality, validity, binding effect or enforceability of this Agreement or any other Loan Document, or (e) the rights of or benefits available to the Lenders under any Loan Document.

      "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $6,000,000. For purposes of determining "Material Indebtedness," the "principal amount" of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

      "MATURITY DATE" means December 31, 2006.

      "MAXIMUM RATE" has the meaning set forth in Section 9.13.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "NET PROCEEDS" means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries (either directly or to the Parent pursuant to the Tax Sharing Agreement), and the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

      "NET WORKING CAPITAL" means, at any date (a) the consolidated current assets of the Borrower and its Subsidiaries as of such date (excluding, without duplication, cash and Permitted Investments and any current assets attributable to Dark Fiber/Conduit Dispositions and Fiber Swaps), minus (b) the consolidated current liabilities of the Borrower and its Subsidiaries as of such date (excluding, without duplication, current liabilities in respect of Indebtedness and any current liabilities attributable to Dark Fiber/Conduit Dispositions and Fiber Swaps), determined on a consolidated basis in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

      "NETWORK" means the approximately 18,400-mile fiber optic network to be developed, constructed and operated by the Borrower pursuant to the Business Plan in jurisdictions along project routes identified in the Annual Business Plan, as such network is expanded through the addition of optic fiber strands or conduit acquired through Fiber Swaps or with the proceeds of Dark Fiber/Conduit Dispositions or other dispositions of assets permitted under Section 6.04(b) or through the issuance of capital stock or other equity Securities by the Parent, that are used to expand the mileage of such initially-built system; PROVIDED, any material expansion of such network shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld) unless the Borrower delivers to the Administrative Agent, a certificate of a Financial Officer stating that, after giving effect to such expansion, (a) the Borrower will be in pro forma compliance with the financial covenants set forth in Sections 6.14 through 6.20 and (b) the Business Plan, as modified by all Annual Business Plans, remains projected in good faith to be fully financed.

      "NETWORK EXPENSES" means Capital Expenditures (excluding Capital Expenditures financed by the incurrence of Capital Lease Obligations or of purchase money indebtedness) for equipment and other property and related services to be used by the Borrower for the construction and development of the Network and the deployment of equipment and systems necessary for operating the Network.

      "NEW LENDER CLASS" has the meaning set forth in Section 2.09(g).

      "NON-RECURRING ITEMS" means, with respect to any Person for any period,
(a) all non-recurring items that do not involve any payment of cash by a Person or any of its subsidiaries during such period or any future period and (b) non-recurring items set forth on such Person's consolidated statement of operations for such period below the operating income line in respect of (i) gains or losses on sales or dispositions of assets outside the ordinary course of business, (ii) discontinued operations, (iii) the effects of changes in accounting principles or methods, (iv) write-downs on any investments of such Person or of any subsidiary of such Person (other than such Person or any of its subsidiaries), and (v) any restructuring charges, including the amount of any such restructuring charge to cover cash payouts to laid-off employees of such Person or any of its subsidiaries. "Non-Recurring Items" shall include without duplication, and only to the extent included in determining Consolidated Net Income, all gain, net income or loss attributable to Dark Fiber/Conduit Dispositions and Fiber Swaps.

      "OBLIGATIONS" means, at any time, all obligations of payment and performance of the Borrower, the Parent and the Subsidiaries under the Loan Documents.

      "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PARENT" means Velocita Corp., a Delaware corporation.

      "PARENT DEBT INSTRUMENT" means, at any time, (i) any High Yield Indenture which shall then evidence outstanding Indebtedness of the Parent, and (ii) any other agreement or instrument evidencing Indebtedness of the Parent (other than an indenture in respect of high yield Indebtedness of the Parent that does not comply with the definition of "High Yield Indenture").

      "PARENT STOCKHOLDERS" means: Cisco Systems; John Warta; Karen Irwin; Treg Ventures LLC; Koch Telecom; PF Telecom Holdings, LLC; GLW Ventures LLC; Georgiana Warta; Odyssey Coinvestors, LLC; Odyssey Investment Partners Fund, LP; First Union Investors, Inc. and UBS Capital II LLC; and each "Permitted Transferee" of each such Person, as such term is defined under the Stockholders Agreement as in effect on the Second Amendment Effective Date.

      "PARTICIPANT" has the meaning set forth in Section 9.04(e).

      "PARTICIPATION INTEREST" means the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.02(b).

      "PAYMENT DATE" means each Quarterly Date after the Effective Date ending on and including the Maturity Date.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "PERFECTION CERTIFICATE" means, with respect to the Borrower, a certificate in the form of Exhibit A to the Security Agreement and, with respect to any Subsidiary, a similar certificate in the form approved under the applicable Security Document delivered by such Subsidiary or any other form approved by the Collateral Trustee.

      "PERMITTED ENCUMBRANCES" means:

      (a) Liens imposed by law for taxes, assessments, governmental charges or similar claims that are not yet due or are being contested in compliance with
Section 5.05;

      (b) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in compliance with Section 5.05;

      (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security laws or regulations;

      (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature, in each case in the ordinary course of business, and a bank's unexercised right of set-off with respect to deposits made in the ordinary course;

      (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

      (f) easements, municipal and zoning ordinances, rights-of-way and similar encumbrances on or defects or other irregularities of title to real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations (other than customary maintenance required by Governmental Authorities) and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

      (g) interests of lessees under leases or subleases granted by the Parent, the Borrower or a Subsidiary as lessor that do not materially interfere with the ordinary course of business of the Borrower and the Subsidiaries, taken as a whole;

      (h) any interest or title of a lessor in any property subject to any lease otherwise permitted by the Loan Documents;

      (i) any interest or title of a licensor in any property subject to any license otherwise permitted by the Loan Documents;

      (j) Liens in favor of a Securities Intermediary pursuant to such Securities Intermediary's customary customer account agreement; PROVIDED that any such Liens shall at no time secure any Indebtedness or obligations other than customary fees and charges payable to such Securities Intermediary; and

      (k) Liens (on terms approved by the Administrative Agent) in favor of a purchaser of unused or "dark" fiber or unused conduit in a Dark Fiber/Conduit Disposition or Fiber Swap attaching only to the property subject to such Dark Fiber/Conduit Disposition or Fiber Swap for which the purchase price in such Dark Fiber/Conduit Disposition or Fiber Swap has been paid in full by such purchaser;

      PROVIDED that the term "PERMITTED ENCUMBRANCES" shall not include any Lien securing Indebtedness.

      "PERMITTED EXPENSES" means, for any fiscal year, (i) Network Expenses,
(ii) operating expenses of the Borrower or otherwise related to the Network, and other working capital expenses, (iii) payments of interest on Indebtedness of the Borrower, (iv) dividends to the Parent to the extent permitted pursuant to
Section 6.06(iii), (iv) or (v), and (v) fees due hereunder and under the Fee Letter and the Tranche A-3 Fee Letter, in each case paid or incurred, or to be paid or incurred, in accordance with the Annual Business Plan applicable to such fiscal year.

      "PERMITTED INTEREST FUND" means one or more Interest Funds in an aggregate amount not greater than the amount which, together with any investment earnings thereon, would be sufficient to allow the Parent to pay interest in respect of up to six semi-annual interest payments on Permitted Parent Debt.

      "PERMITTED INTEREST LIABILITIES" means interest payable in respect of Permitted Parent Debt in accordance with the terms of the Parent Debt Instrument; PROVIDED, HOWEVER, that in the event an Interest Fund is established in connection with the issuance and sale of Securities evidencing Indebtedness of the Parent, Permitted Interest Liabilities shall not include any interest payable in respect of Permitted Parent Debt during any period in which the Parent's obligations to pay such interest are to be discharged pursuant to the terms of the Permitted Debt Instrument by distributions from such Interest Fund; and PROVIDED, FURTHER, in the case of any Indebtedness under any High Yield Indenture, such interest shall be determined on the basis of the annual rate of interest specified therein determined in accordance with such High Yield Indenture, and if such interest exceeds 16% per annum (determined on the basis of the amount on which such interest accrues in accordance with the terms of such High Yield Indenture), the excess of such interest over 16% per annum (determined on the basis of such amount) shall be paid by the issuance of additional Indebtedness under the High Yield Indenture in an aggregate principal amount equal to such excess.

      "PERMITTED INVESTMENTS" means:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing not more than 365 days after the date of acquisition thereof;

      (b) commercial paper of a domestic issuer rated "A-1" or better by S&P or "P-1" or better by Moody's maturing not more than 365 days after the date of acquisition thereof;

      (c) certificates of deposit, banker's acceptances and time deposits maturing not more than 365 days after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, an Eligible Institution;

      (d) master note or deposit arrangements with Securities of the types described in paragraphs (a), (b) and (c) above;

      (e) money market preferred stock of a corporation organized under the laws of a jurisdiction within the United States of America rated "AA" or better by S&P or "Aa" or better by Moody's; PROVIDED, HOWEVER, that any such debt security that is rated by both such rating agencies shall be rated "AA" or better by S&P or Moody's;

      (f) fully collateralized repurchase agreements with a term of not more than 30 days for Securities described in clause (a) above and entered into with an Eligible Institution; and

      (g) any fund investing exclusively in investments of the types described in clauses (a) through (f) above.

      "PERMITTED PARENT DEBT" means any Indebtedness of the Parent outstanding under any Parent Debt Instrument in an aggregate principal amount equal to the difference (but not less than zero) of (a) the net proceeds of the incurrence of such Indebtedness (i) applied to the payment of Permitted Transaction Fees incurred in connection with such incurrence, (ii) applied to the Repayment of other Permitted Parent Debt, and any interest accrued thereon to the date of Repayment, (iii) contributed to a Permitted Interest Fund, or (iv) contributed to the Borrower as equity capital, MINUS (b) the aggregate amount of all Repayments of such Indebtedness made after such incurrence.

      "PERMITTED PARENT EXPENSES" means all operating and administrative expenses of the Parent (other than any expenses in respect of taxes that are allocated between the Parent and the Borrower and its Subsidiaries pursuant to the Tax Sharing Agreement), in each case, to the extent fairly allocable to the business of the Borrower and, at such times as the Parent has other subsidiaries, in an amount no greater than Borrower's pro rata share thereof.

      "PERMITTED PARENT LIABILITIES" means, for any period, the sum of (i) Permitted Transaction Fees, (ii) Permitted Interest Liabilities, (iii) Permitted Parent Expenses and (iv) an aggregate amount (together with any amounts invested by the Borrower and its Subsidiaries pursuant to Section 6.04(a)(iv)(B)(III)) not greater than $3,000,000 during each fiscal year of the Borrower (it being agreed that amounts not used in any fiscal year may be carried forward to the next succeeding fiscal year only) PLUS net cash proceeds received since the Effective Date from the issuance of equity interests of the Parent to directors, officers and employees (net of loans to directors, officers and employees pursuant to Section 6.04(a)(iv)(B)(III)(y) that are outstanding or that have been forgiven), payable to purchase or otherwise acquire or retire capital stock of the Parent or options or warrants for the issuance of capital stock of the Parent issued to directors, officers or employees.

      "PERMITTED PREFERRED STOCK" means capital stock of the Borrower (other than Disqualified Stock of the Borrower) of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Borrower, over shares of capital stock of any other class of the Borrower.

      "PERMITTED TRANSACTION FEES" means (without duplication) (i) all fees and expenses paid by the Parent under the Bridge Loan Agreement, in connection with that certain fee letter, dated as of October 1, 1999, between the Parent and the Bridge Facility lenders, or otherwise in connection with the Bridge Facility, (ii) all fees and expenses paid by the Parent under the Subscription Agreement or otherwise in connection with the Subscription Agreement, (iii) fees of $2,500,000 paid to Odyssey Coinvestors, LLC, and Odyssey Investment Partners Fund, LP, under that certain fee letter, dated October 29, 1999, from such Persons to the Parent, (iv) customary underwriting fees, sales commissions and other transaction fees and expenses incurred by the Parent in connection with any issuance of High Yield Debt (it being acknowledged that fees and commissions payable under that certain Engagement Letter, dated as of October 29, 1999, between the Parent, Warburg Dillon Read, LLC and Credit Suisse First Boston Corporation, are customary) and
(v) all fees and expenses payable by the Parent under the Cisco Subscription Agreement or otherwise in connection with the Cisco Subscription Agreement.

      "PERMITTED UCC JURISDICTION" means any jurisdiction within the United States which the Borrower or a Subsidiary identifies in a certificate delivered
(i) in connection with the execution and delivery of any Security Document pursuant to Section 4.01 or Section 5.14(a) or (ii) otherwise in a certificate delivered to the Administrative Agent and the Collateral Trustee, in any such case, as a jurisdiction in which the Borrower or such Subsidiary maintains or anticipates maintaining Collateral at any time the Loans are to be outstanding or as a jurisdiction in which the Borrower or such Subsidiary maintains or anticipates maintaining Collateral at any time the Loans are to be outstanding; PROVIDED, that all filings have been made under the Uniform Commercial Code that are required in order for the Collateral Trustee to continue at all times to have a valid, legal and perfected security interest in all Collateral located in such jurisdiction in which a security interest may be granted and perfected by the filing of a financing statement under the Uniform Commercial Code.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "PF.NET PROPERTY" has the meaning set forth in Section 5.15.

      "PF.NET SERVICES" has the meaning set forth in Section 5.15.

      "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "PREPAYMENT EVENT" means:

      (a) any Asset Sale other than (i) dispositions permitted by Section 6.04(b), and (ii) any Dark Fiber/Conduit Disposition or Fiber Swap;

      (b) any receipt by the Borrower or any Subsidiary of cash proceeds in respect of any Dark Fiber/Conduit Disposition at any time after Cumulative Dark Fiber/Conduit Gross Proceeds exceed ************;

      (c) any Fiber Swap resulting in cash proceeds or other consideration;

      (d) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary after the Effective Date;

      PROVIDED that (i) such events (other than any such event referred to in clause (b) above) shall not constitute "Prepayment Events" to the extent that the aggregate Net Proceeds from all such events are less than $250,000 during any fiscal year of the Borrower, and (ii) any such event referred to in clauses
(a) or (c) above shall not constitute a "Prepayment Event" if the Borrower elects (by notice to the Administrative Agent within five Business Days after receipt of the Net Proceeds of such event) (A) to the extent such Net Proceeds are from Asset Sales of Cisco Financed Product, to reinvest such Net Proceeds in other Cisco Products as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event and (B) to the extent such Net Proceeds are from Asset Sales other than as described in the preceding subclause (A), to reinvest the Net Proceeds of such event in Additional Assets as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event and (iii) any such event referred to in clause
(d) above shall not constitute a "Prepayment Event" if the Borrower elects (by notice to the Administrative Agent within five Business Days after receipt of the Net Proceeds of such event) to apply the Net Proceeds of such event to repair, restore or replace the affected property or asset, or to reinvest such Net Proceeds in Additional Assets as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event; PROVIDED, FURTHER, that if, at the expiration of the 180-day period referred to in clauses
(ii) and (iii) less than all the Net Proceeds of such event have been reinvested or applied as provided therein, then a "Prepayment Event" shall be deemed to have occurred at the expiration of such 180-day period with Net Proceeds equal to the Net Proceeds that have not been so reinvested or applied. Notwithstanding the foregoing, any Asset Sale or similar event that would not otherwise constitute a Prepayment Event hereunder but, under the terms of any indenture or other agreement governing any Material Indebtedness, would require any prepayment or redemption of, or offer to prepay or redeem, any such Indebtedness to the extent that the Net Proceeds therefrom are not reinvested within a specified period of time, shall constitute a Prepayment Event to the extent that the Net Proceeds therefrom are not reinvested in accordance with clauses (ii) and (iii) above.

      "PRIME RATE" shall mean, at any time, the rate of interest per annum publicly announced from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

      "PURCHASE MONEY DEBT" means Indebtedness of the Borrower or any Subsidiary permitted under Section 6.01(iv), and any Indebtedness of the Borrower or any Subsidiary permitted under Section 6.01(v) the proceeds of which are used to refinance such Indebtedness.

      "PURCHASE MONEY DEBT LIMIT" means ***********.

      "PURCHASE MONEY LIEN" means any Lien permitted under clause (iv) of
Section 6.02 securing Indebtedness permitted under clause (iv) of Section 6.01 and any related obligations for fees, expense reimbursements, indemnities or the like to the holders of such Indebtedness.

      "PURCHASE PRICE" means any amounts paid or payable for Vendor Product to be used in connection with the Network pursuant to invoices or purchase receipts.

      "QUALIFYING BUSINESS" means the business of owning, constructing, developing and operating the Network, and all other activities incidental, related or ancillary to, or necessary for, such business.

      "QUARTERLY DATE" means the last day of each of March, June, September and December.

      "REAL ESTATE RIGHTS" has the meaning set forth in Section 5.15.

      "REDUCTION DATE" means each Quarterly Date beginning with the Quarterly Date ended March 31, 2003 and ending on and including the Maturity Date.

      "REGISTER" has the meaning set forth in Section 9.04(c).

      "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "REPAYMENT" means, in respect of any Indebtedness, the direct or indirect repayment, prepayment, redemption, purchase, acquisition, defeasance, retirement or other satisfaction of the principal of such Indebtedness, in whole or in part, whether optional or mandatory. "REPAY" has a meaning correlative thereto.

      "REQUIRED LENDERS" shall mean Lenders, including the Administrative Agent, holding in the aggregate more than 50% of (a) all Revolving Loans and LOC Obligations then outstanding at such time PLUS (b) the aggregate unused Revolving Commitments at such time (treating for purposes hereof, in the case of the Issuing Lender, the portion of the LOC Obligations of the Issuing Lender which is not subject to the Participation Interests of the other Lenders as direct Obligations of the Issuing Lender and, in the case of the Lenders other than the Issuing Lender, the Participation Interests of such Lenders in LOC Obligations hereunder as direct Obligations of such Lenders) PLUS (c) all Tranche A-1 Loans and Tranche A-2 Loans then outstanding at such time PLUS (d) during the Tranche A-1 Availability Period, the aggregate unused Tranche A-1 Commitments at such time PLUS (e) during the Tranche A-2 Availability Period, the aggregate unused Tranche A-2 Commitments at such time, PLUS (f) any and all increases in the Loans and the Commitments (including the addition of any new tranche of term loans) pursuant to Section 2.06(f).

      "RESTRICTED PAYMENT" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of any class of capital stock of the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiaries and (c) any payment by the Borrower and its Subsidiaries to the Parent pursuant to the Tax Sharing Agreement or otherwise in respect of tax liabilities of the Parent.

      "REVOLVING AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (A) the Maturity Date, and (B) any earlier date of termination of the Revolving Commitments in accordance with this Agreement.

      "REVOLVING COMMITMENT" means the Commitment with respect to Revolving Loans in an aggregate amount from all Lenders not to exceed $150,000,000.

      "REVOLVING LOANS" means Loans made or deemed made pursuant to this Agreement with respect to the Revolving Commitment.

      "ROW LICENSE" means a collective reference to (i) all licenses granted by AT&T Corp. to the Borrower or any Subsidiary for the use of AT&T Corp. rights-of-way, easements and other Real Estate Rights owned or leased by AT&T Corp., and (ii) each other license granted to the Borrower or any Subsidiary with respect to rights-of-way, easements or other Real Estate Rights.

      "ROW/LICENSE RIGHTS" has the meaning set forth in Section 5.15.

      "S&P" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies.

      "SECOND AMENDMENT" means that certain Second Amendment to Loan Documents dated as of May 24, 2001 among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

      "SECOND AMENDMENT EFFECTIVE DATE" means May 24, 2001.

      "SECURITIES" has the meaning assigned thereto in the Securities Act.

      "SECURITIES ACCOUNT CONTROL AGREEMENT" means the Securities Account Control Agreement between the Borrower, the Securities Intermediary and the Collateral Trustee, substantially in the form of Exhibit E to the Security Agreement.

      "SECURITIES ACT" means the Securities Act of 1933, as amended and the rules of the Securities and Exchange Commission thereunder as in effect from time to time.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect from time to time.

      "SECURITIES INTERMEDIARY" means any Person that is a party to the Securities Account Control Agreement as the "Securities Intermediary" thereunder.

      "SECURITY AGREEMENT" means the Security Agreement between the Borrower and the Collateral Trustee, substantially in the form of Exhibit E to the Trust Agreement.

      "SECURITY DOCUMENTS" means the Trust Agreement, the Initial Security Documents, the Additional Security Documents and the Securities Account Control Agreement.

      "SEGMENT" means (i) with respect to any inter-city portion of the Network, the through-portion of such Network between two local networks, and (ii) with respect to a local portion of the Network, the entire through-portion of such local network, excluding the spurs which branch off the through-portion.

      "SENIOR NOTE INDENTURE" means the indenture dated as of May 10, 2000, between the Parent and United States Trust Company of New York.

      "SENIOR NOTES" means the 13.75% Senior Notes due 2010 issued pursuant to the Senior Note Indenture.

      "SERVICES SUBSIDIARY" has the meaning set forth in Section 5.15(b).

      "SIDE LETTER" means that certain Side Letter, dated as of the Second Amendment Effective Date, between the Borrower and the Administrative Agent.

      "SPECIAL PURPOSE SUBSIDIARY" means a collective or individual reference, as the context requires, to PF.Net Property, PF.Net Services or any Services Subsidiary.

      "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any Lender subject to regulation by the Board is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "STOCKHOLDERS AGREEMENT" means that certain Amended and Restated Stockholders Agreement, dated as of May 24, 2001, among the Parent and each of the Parent Stockholders parties thereto on the Second Amendment Effective Date.

      "SUBSCRIPTION AGREEMENT" means that certain Subscription Agreement, dated as of October 29, 1999, between the Parent and Odyssey Investment Partners Fund, LP, Odyssey Coinvestors, LLC and UBS Capital II LLC, as amended through May 24, 2001.

      "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "SUCCESSOR VENDOR" has the meaning set forth in Section 9.15.

      "SUBSIDIARY" means any direct or indirect subsidiary of the Borrower.

      "SUPPLY AGREEMENT" means the Master Supply, Services and Systems Agreement dated as of August 6, 1999, between Lucent and PF.Net Supply Corp. (as assignee of PF.Net, LLC, a Delaware limited liability company, n/k/a PF.Net Corp.), as amended through May 24, 2001 and as further amended from time to time.

      "TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement, dated as of October 29, 1999, between the Borrower and each Subsidiary and the Parent.

      "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "TOTAL CASH CAPITALIZATION" means, as of any date of determination, the sum of (a) Consolidated Indebtedness as of such date, PLUS (b) the amount of paid in capital of the Borrower as of December 31, 2000, as reflected in its audited annual financial statements for the fiscal year ending on such date, PLUS (c) the aggregate amount of all cash equity proceeds or contributions received by the Borrower from and after December 31, 2000, PLUS (without duplication) (d) cumulative Dark Fiber/Conduit Revenue/Proceeds, PLUS (e) cumulative payments made and, so long as no Default under Section 7.01(p) has occurred and is continuing on the date of determination, payments committed to be made (whether or not earned), as estimated in the AT&T Agreement, by AT&T under the AT&T Agreement, PLUS (f) cumulative payments made and, so long as Touch America is not in arrears for 45 days or more in payments due (other than those payments being disputed in good faith) under the Touch America Agreement in an aggregate amount of $5,000,000 or more on the date of determination, payments committed to be made (whether or not earned), as estimated in the Touch America Agreement, by Touch America under the Touch America Agreement.

      "TOTAL LEVERAGE RATIO" means, as of any date of determination thereof, the ratio of Consolidated Indebtedness as of such date to Total Cash Capitalization as of such date.

      "TOUCH AMERICA" means Touch America, Inc., a Montana corporation.

      "TOUCH AMERICA AGREEMENT" means that certain Reciprocal IRU Lease and Exchange Option Agreement, dated February 25, 2000, between PF.Net Construction Corp. and Touch America, as amended through May 24, 2001.

      "TRANCHE A" means a collective reference to Tranches A-1, A-2 and A-3.

      "TRANCHE A COMMITMENTS" means a collective reference to the Tranche A-1 Commitment, the Tranche A-2 Commitment and the Tranche A-3 Commitment.

      "TRANCHE A LOANS" means a collective reference to the Tranche A-1 Loans, the Tranche A-2 Loans and the Tranche A-3 Loans.

      "TRANCHE A-1 AVAILABILITY" has the meaning set forth in Section 4.02(c).

      "TRANCHE A-1 AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (A) the Tranche A-1 Availability Termination Date, and (B) any earlier date of termination of the Tranche A-1 Commitments in accordance with this Agreement.

      "TRANCHE A-1 AVAILABILITY TERMINATION DATE" means the earlier of (i) the date thirty months after the Effective Date and (ii) the date the Tranche A-1 Commitments are fully drawn.

      "TRANCHE A-1 COMMITMENT" means the Commitment with respect to Tranche A-1 Loans in an aggregate amount from all Lenders not to exceed $160,000,000.

      "TRANCHE A-1 LOANS" means Loans made or deemed made under this Agreement pursuant to the Tranche A-1 Commitment.

      "TRANCHE A-2 AVAILABILITY" has the meaning set forth in Section 4.02(d).

      "TRANCHE A-2 AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (A) the Tranche A-2 Availability Termination Date, and (B) any earlier date of termination of the Tranche A-2 Commitments in accordance with this Agreement.

      "TRANCHE A-2 AVAILABILITY TERMINATION DATE" means the earlier of (i) the date that is thirty months after the Effective Date, and (ii) the date the Tranche A-2 Commitments are fully drawn.

      "TRANCHE A-2 COMMITMENT" means the Commitment with respect to Tranche A-2 Loans in an aggregate amount from all Lenders not to exceed $40,000,000.

      "TRANCHE A-2 LOANS" means Loans made or deemed made under this Agreement pursuant to the Tranche A-2 Commitment.

      "TRANCHE A-3 ACCOUNT" means that certain account of the Borrower held with the Administrative Agent with respect to which Cisco Systems has complete dominion and control pursuant to that certain letter agreement dated as of the Second Amendment Effective Date among the Borrower, Cisco Systems and the Administrative Agent.

      "TRANCHE A-3 AVAILABILITY" has the meaning set forth in Section 4.02(e).

      "TRANCHE A-3 AVAILABILITY PERIOD" means the period from and including the Second Amendment Effective Date to but excluding the earlier of (A) the Tranche A-3 Availability Termination Date, and (B) any earlier date of termination of the Tranche A-3 Commitments in accordance with this Agreement.

      "TRANCHE A-3 AVAILABILITY TERMINATION DATE" means the earlier of (i) the date that is twenty-four months after the Second Amendment Effective Date, and
(ii) the date the Tranche A-3 Commitments are fully drawn.

      "TRANCHE A-3 COMMITMENT" means the Commitment with respect to Tranche A-3 Loans in an aggregate amount equal to $297,394,032.04.

      "TRANCHE A-3 COMMITMENT FEE" has the meaning set forth in Section 2.10(b).

      "TRANCHE A-3 EXPOSURE" has the meaning set forth in Section 9.15.

      "TRANCHE A-3 FEE LETTER" means that certain letter agreement, dated as of May 24, 2001, by and between CSCC and the Borrower, relating to the payment of certain fees by the Borrower to CSCC.

      "TRANCHE A-3 LENDERS" means the Lenders holding Tranche A-3 Commitments.

      "TRANCHE A-3 LOANS" means Loans made or deemed made under this Agreement pursuant to the Tranche A-3 Commitment.

      "TRANSACTIONS" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

      "TRUST AGREEMENT" means the Trust Agreement substantially in the form of Exhibit B.

      "TYPE" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

      "UNDRAWN COMMITMENT" has the meaning set forth in Section 2.10(a).

      "UNDRAWN TRANCHE A-3 COMMITMENT" has the meaning set forth in Section 2.10(b).

      "VENDOR PRODUCT" means any products or services (including delivery and installation) (including, without limitation, Cisco Products) to be used in connection with the Network that are purchased by the Borrower or any Subsidiary from vendors, including Lucent and any Cisco Vendor.

      "VENDOR SUPPLY AGREEMENT" means any agreement (including, without limitation, the Lucent Supply Agreement and Cisco Supply Agreement) pursuant to which Vendor Product is sold to the Borrower or a Subsidiary (other than a Special Purpose Subsidiary).

      "WHOLLY-OWNED SUBSIDIARY" shall mean, as to the Borrower or any of the Subsidiaries, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the equity interests outstanding at such time.

      "WILLIAM KOCH ENTITY" means Frederick Koch, or William I. Koch, or any spouse, child or grandchild of Frederick Koch or William I. Koch, or any partnership (general or limited), corporation, association, joint stock company, trust, family trust, venture, unincorporated organization or other entity of any type or nature, that directly, through one or more intermediaries, is controlled by Frederick Koch or William I. Koch, or any spouse, child, or grandchild of Frederick Koch or William I. Koch.

      "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS.

      For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Loan") or by Type (e.g., a "LIBOR Loan") or by Class and Type (e.g., a "Tranche A LIBOR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Borrowing") or by Type (e.g., a "LIBOR Borrowing") or by Class and Type (e.g., a "Tranche A LIBOR Borrowing").

      SECTION 1.03. TERMS GENERALLY.

      The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and to all exhibits, schedules, annexes, attachments and appendices to such agreement, instrument or document, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

      SECTION 1.04. ACCOUNTING TERMS; GAAP.

      Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that it is requesting an amendment to any provision hereof to eliminate the effect of any change occurring after the Second Amendment Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                         THE LOANS AND LETTERS OF CREDIT

      SECTION 2.01. COMMITMENTS.

      Subject to the terms and conditions set forth herein, each Lender agrees to make Loans and to issue or participate in Letters of Credit to the Borrower at any time and from time to time during each applicable Availability Period for such Class of Loans in an aggregate principal amount not exceeding the amount of its Commitment for each Class of Loans. Amounts repaid in respect of Tranche A Loans may not be reborrowed. Revolving Loans and LOC Obligations that are repaid may be reborrowed during the Revolving Availability Period.

      SECTION 2.02. LOANS AND BORROWINGS; LETTER OF CREDIT SUBFACILITY.

      (a)   LOANS.

            (i) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (ii) Subject to Section 2.12, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (iii) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire remaining Commitments. Notwithstanding the foregoing, Borrowings funded or held by a CSCC Lender shall not be subject to the foregoing limitations. Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not be more than fifteen LIBOR Borrowings with respect to all of the Tranche A-1 Loans, Tranche A-2 Loans, Tranche A-3 Loans and Revolving Loans, collectively, outstanding at the same time.

            (iv) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing as a LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for the Loans included in such Borrowing.

            (v) Notwithstanding any other provision of this Agreement, it is hereby acknowledged and agreed that the entire Tranche A-3 Commitment held by Koch Telecom has been fully funded by Koch Telecom on the Second Amendment Effective Date, and Koch Telecom shall not be (A) required to make any other Loans hereunder and (B) entitled to receive (and the Borrower shall not be required to pay) a Tranche A-3 Commitment Fee for the portion of the Tranche A-3 Commitment held by Koch Telecom.

      (b)   LETTERS OF CREDIT.

            (i) ISSUANCE. Subject to the terms and conditions hereof and of the LOC Documents, if any, and the submission of a Letter of Credit application in customary form, during the Letter of Credit Availability Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form reasonably acceptable to the Issuing Lender;

      PROVIDED, HOWEVER, that (A) the aggregate amount of LOC Obligations shall not at any time exceed FIFTY MILLION DOLLARS ($50,000,000) (the "LOC COMMITTED AMOUNT"), (B) the sum of the aggregate amount of Revolving Loans PLUS LOC Obligations shall not at any time exceed the aggregate Revolving Commitment then in effect, (C) all Letters of Credit shall be denominated in dollars and (D) Letters of Credit shall be issued for lawful corporate purposes and may be issued as trade letters of credit. No Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; PROVIDED, HOWEVER, so long as no Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; PROVIDED, FURTHER, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. First Union shall be the Issuing Lender on all Letters of Credit. Any Letter of Credit issued hereunder shall be in a minimum original face amount of $100,000 or such other amount as may be agreed to by the Issuing Lender and the Borrower.

            (ii) NOTICE AND REPORTS. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

            (iii) PARTICIPATIONS. Each Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (iv) below if such notice is received at or before 2:00 p.m., New York city time, otherwise such payment shall be made at or before 12:00 Noon, New York city time, on the Business Day next succeeding the day such notice is received. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

            (iv) REIMBURSEMENT. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the first Business Day after the day any drawing under any Letter of Credit is duly honored by the Issuing Lender (with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (v) below, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., New York city time, otherwise such payment shall be made at or before 12:00 Noon, New York city time, on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or the acceleration of the Obligations and shall be made without any offset, abatement, withholding or reduction whatsoever.

            (v) REPAYMENT WITH REVOLVING LOANS. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan Borrowing comprised entirely of ABR Loans (each such borrowing, a "MANDATORY BORROWING") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.01) PRO RATA based on each Lender's respective Revolving Commitment (determined before giving effect to any termination of the Commitments pursuant to Section 7.01) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date NOTWITHSTANDING (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.02 are then satisfied, (III) whether a Default then exists, (IV) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.03, (V) the date of such Mandatory Borrowing, or (VI) any reduction in the aggregate amount of Revolving Commitments after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; PROVIDED, FURTHER, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

            (vi) DESIGNATION OF SUBSIDIARIES AS ACCOUNT PARTIES. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.02(b)(i), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

            (vii) MODIFICATION, EXTENSION. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

            (viii) UNIFORM CUSTOMS AND PRACTICES/INTERNATIONAL STANDBY PRACTICES 1998. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

            (ix) APPLICABILITY. Notwithstanding anything else in this Section 2.02(b) to the contrary, the provisions of this Section 2.02(b) shall only apply to those Lenders that have Revolving Commitments.

      SECTION 2.03. REQUESTS FOR BORROWING.

      To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Borrowing (other than a Tranche A-3 Borrowing), not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing (other than a Tranche A-3 Borrowing), not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing or (c) in the case of a Tranche A-3 Borrowing, not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing; provided, that in the case of any Tranche A-3 Loans funded by a CSCC Lender all Borrowings of Tranche A-3 Loans shall be requested as set forth in the CSCC Borrowing Procedures Letter. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the aggregate amount of such Borrowing;

            (ii) the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing and whether such Borrowing shall consist of Tranche A-1 Loans, Tranche A-2 Loans, Tranche A-3 Loans or Revolving Loans;

            (iv) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

            (v) with respect to any Tranche A-3 Borrowing, whether any portion of such Borrowing is to be used by the Borrower for the purposes of funding payment to a Cisco Vendor other than Cisco Systems and the amount of such portion;

            (vi) the location and number of the account or accounts to which funds (if any) are to be disbursed, which shall comply with the requirements of Section 2.04;

            (vii) a representation by the Borrower that, after giving effect to such Borrowing, the Borrower has complied with the terms of Section 4.02; and

            (viii) in the case of a Tranche A-3 Borrowing (x) involving a CSCC Lender and (y) the proceeds of which are used to pay (or to finance the previous payment of) the purchase price of Cisco Products, a representation by the Borrower that it has delivered to all applicable CSCC Lenders copies of the relevant unpaid invoices of such Cisco Products.

Each such written Borrowing Request shall also certify that there shall not exist, on the date of the requested Borrowing and after giving effect thereto, a Default. If any portion of the proceeds of a Tranche A-3 Loan Borrowing funded by a CSCC Lender is to be used by the Borrower for the purpose of funding payment to a Cisco Vendor other than Cisco Systems, such portion of such Borrowing shall be requested and available only if CSCC has executed (such execution not to be unreasonably withheld) the Borrowing Request with respect to such Borrowing.

      The Tranche A-3 Loan to be made by Koch Telecom shall be funded on the Second Amendment Effective Date in accordance with the provisions of the commitment letter dated April 12, 2001 delivered by Koch Telecom, without need for submission of a Borrowing Request, as a LIBOR Borrowing for a 6 month Interest Period.

      If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Except as to a Tranche A-3 Borrowing, if no election as to the Class of Borrowing is specified, then the requested Borrowing shall consist of Revolving Loans. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      So long as any CSCC Lender holds any Tranche A-3 Commitment, the proviso in the first sentence and the last sentence in the first paragraph of this
Section 2.03 may not be amended, modified or waived without the prior written consent of CSCC.

      SECTION 2.04. FUNDING OF BORROWINGS.

      (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request. Without limiting the generality of the foregoing, in the case of any Tranche A-3 Loans made at any time when any CSCC Lender holds any Tranche A-3 Commitment:

            (i) If any such Tranche A-3 Loans are requested from a CSCC Lender for the purpose of funding payment of any unpaid invoice due to a Cisco Vendor, the applicable Borrowing Request submitted by the Borrower may contain a certification that the proceeds of such Tranche A-3 Loans will be disbursed directly to Cisco Systems and/or the applicable Cisco Vendors and such unpaid invoice has been provided to the Borrower, in which case such Tranche A-3 Loans shall be funded by such CSCC Lender directly to Cisco Systems and/or the applicable Cisco Vendors and not to the Administrative Agent;

            (ii) A Borrowing Request for Tranche A-3 Loans from a CSCC Lender may be submitted by CSCC instead of the Borrower so long as (A) CSCC certifies in such Borrowing Request that the Tranche A-3 Loans funded by such CSCC Lender (each such funding, a "DEEMED BORROWING") pursuant to such Borrowing Request will be used to pay an unpaid invoice issued by Cisco Systems to the Borrower that remains unpaid more than 30 days after the invoice date (and the Administrative Agent shall be entitled to rely on such certification without further investigation), (B) such Borrowing Request certifies that the proceeds of the requested Tranche A-3 Loans will be disbursed directly to Cisco Systems, in which case such Tranche A-3 Loans shall be funded by such CSCC Lender directly to Cisco Systems and not the Administrative Agent and (C) a copy of such Borrowing Request is promptly submitted by CSCC to the Borrower on the same Business Day it is submitted to the Administrative Agent (and the Administrative Agent receives evidence that such condition has been satisfied); PROVIDED, that any Borrowing Request submitted by CSCC shall not be effective if the Administrative Agent receives, within five Business Days after CSCC delivers such Borrowing Request, a written notice from the Borrower instructing the Administrative Agent not to honor such Borrowing Request because the Borrower has either paid the invoice(s) or disputes its liability with Cisco in respect thereof (which written notice shall be promptly provided by the Borrower to CSCC); provided, further that no Deemed Borrowing may occur after notice to the Borrower and CSCC by the Administrative Agent that an Event of Default has occurred and is continuing (until such Event of Default is cured or waived) except for any Deemed Borrowing(s) with respect to any invoice(s) then outstanding at such time and with respect to Cisco Product that has been shipped for delivery; and

            (iii) Upon delivery of any such Borrowing Request executed by CSCC, CSCC shall promptly obtain and deliver to the Administrative Agent and the Borrower confirmation that such funding was made and an acknowledgment by Cisco Systems that the amount funded was applied to the payment of such invoice;

            (iv) If the Borrowing Request submitted by CSCC with respect to any such Tranche A-3 Loans instructs the Administrative Agent to pay the proceeds of such Tranche A-3 Loans directly to the Tranche A-3 Account, the Administrative Agent shall

      (and is hereby irrevocably authorized by the Borrower to) pay such proceeds directly to the Tranche A-3 Account in the amounts specified in such Borrowing Request unless the Administrative Agent has received a notice not to honor as set forth in the proviso in clause (ii) above.

            The Borrower shall be liable for payment of all Indebtedness in respect of Tranche A-3 Loans whether arising from a funding made pursuant to a Borrowing Request signed by the Borrower or from a funding made pursuant to a Borrowing Request signed by CSCC on behalf of the Borrower in accordance with Section 2.04(a)(ii). If the Borrower provides written notice to the Administrative Agent in accordance with clause (ii) above instructing the Administrative Agent not to honor a Borrowing Request submitted by CSCC, then no Tranche A-3 Borrowing may be effectuated or requested by CSCC, and no Borrowing Request may be executed and delivered by CSCC, for purposes of paying any invoices issued by Cisco Systems. So long as any CSCC Lender holds any Tranche A-3 Commitment, Section 2.04(a)(i), (ii), (iii) or (iv) may not be amended, modified or waived without the prior written consent of CSCC.

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.05. INTEREST ELECTIONS.

      (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

      (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required to be made under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

      (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be a LIBOR Borrowing or an ABR Borrowing; and

            (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

      If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

      (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing at the end of the then current Interest Period and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      (f) A Borrowing of any Class may not be converted to or continued as a LIBOR Borrowing if after giving effect thereto both (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid or, with respect to Revolving Loans, the Revolving Commitment is scheduled to be reduced pursuant to Section 2.08(c) and (ii) the sum of the aggregate principal amount of outstanding LIBOR Borrowings of such Class with Interest Periods ending on or prior to such scheduled Repayment date (or scheduled reduction date) plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled Repayment date (or scheduled reduction date).

      SECTION 2.06. TERMINATION, REDUCTION AND INCREASE OF COMMITMENTS.

      (a) Unless previously terminated, the Commitments with respect to Tranche A-1, A-2 and A-3 Loans shall terminate on, respectively, the Tranche A-1 Availability Termination Date, the Tranche A-2 Availability Termination Date and the Tranche A-3 Availability Termination Date, and the Commitments with respect to Revolving Loans shall terminate on the Maturity Date.

      (b) On the date of each Revolving Loan Borrowing, the Commitments with respect to Revolving Loans shall be temporarily reduced by an amount equal to such Revolving Loan until such Revolving Loan is repaid.

      (c) If a prepayment of Revolving Loans is required pursuant to Section 2.09, then the Revolving Commitment shall be reduced by an amount equal to such prepayment.

      (d) Subject to Section 2.06(e), the Borrower may at any time terminate, or from time to time reduce, the Commitments; PROVIDED, HOWEVER, that (i) no such reduction or termination shall be permitted if after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (A) the sum of the then outstanding aggregate principal amount of the Revolving Loans PLUS LOC Obligations would exceed the aggregate Revolving Commitment then in effect,
(B) the sum of the then outstanding aggregate principal amount of the Tranche A-1 Loans would exceed the aggregate Tranche A-1 Commitment then in effect, (C) the sum of the then outstanding aggregate principal amount of Tranche A-2 Loans would exceed the aggregate Tranche A-2 Commitment then in effect and (D) the sum of the then outstanding aggregate principal amount of Tranche A-3 Loans would exceed the aggregate Tranche A-3 Commitment then in effect, and (ii) unless such reduction causes the Commitments to be reduced to zero (A) each reduction of the Commitments pursuant to this paragraph (d) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) unless at such time no Loans are outstanding, the Borrower shall not terminate or reduce the Commitments if the Commitments remaining following the proposed termination or reduction, together with other identified funds available to Borrower, are not, in the reasonable opinion of the Administrative Agent (upon consultation with an independent engineer), sufficient to complete the Network in accordance with the Annual Business Plan.

      (e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (d) of this Section 2.06 at least five Business Days prior to the proposed effective date of such termination or reduction, specifying such election and the proposed effective date thereof; PROVIDED, HOWEVER, that such termination or reduction shall become effective when and only to the extent that the Administrative Agent reasonably determines the Borrower has complied with the requirements of paragraph (d) of this Section 2.06. Promptly following such determination, the Administrative Agent shall advise the Lenders thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable subject to the determination by the Administrative Agent of the compliance by the Borrower with the requirements of paragraph (d) of this Section 2.06. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Tranche A-1 Commitments or Tranche A-2 Commitments pursuant to paragraph
(e) of this Section 2.06 shall be made ratably among the Lenders in accordance with their respective Tranche A-1 Commitments and Tranche A-2 Commitments.

      (f) Subject to the terms and conditions set forth herein, upon ten (10) Business Days advance written notice to the Administrative Agent, the Borrower shall have the right, at any time and from time to time from the Effective Date until sixty (60) days prior to the Maturity Date, to increase the aggregate amount of the Commitments hereunder (either by an increase in the Tranche A-1 Commitments or Tranche A-2 Commitments (allocated to the Tranche A-1 Commitment and the Tranche A-2 Commitment on a pro rata basis) or by an increase in the Tranche A-3 Commitments or by the addition of a new tranche of term loans under this Agreement that has a weighted average life to maturity equal to or longer than the Tranche A-1 and Tranche A-2 Term Loans and otherwise is pari passu with the Loans and LOC Obligations in all respects, including as to ranking, security, mandatory prepayments and voting issues) by an aggregate amount not to exceed the lesser of (x) $150,000,000 and (y) the product of (A) the aggregate cash proceeds of cash contributions to capital or the issuance and sale of equity interests in the Borrower received by the Borrower at any time after the Second Amendment Effective Date that are not required to be used to prepay the Loans and cash collateralize the LOC Obligations in accordance with the terms of
Section 2.09(e) multiplied by (B) 0.50; PROVIDED, FURTHER, that

            (i) any such increase in the Tranche A-1 Commitments or Tranche A-2 Commitments shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount, if less),

            (ii) any such increase pursuant to the addition of a new tranche of term loans shall be in a minimum principal amount of $20,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount, if less),

            (iii) if the Tranche A-1 Commitments, Tranche A-2 Commitments or Tranche A-3 Commitments are increased and if any Tranche A-1 Loans, Tranche A-2 Loans or Tranche A-3 Loans are outstanding at the time of any such increase, the Lenders shall assign portions of their outstanding Tranche A-1 Loans, Tranche A-2 Loans or Tranche A-3 Loans (and their unfunded Commitments shall automatically be increased by an identical amount) to other Lenders (including new Lenders) as necessary to conform to the revised Tranche A-1 Commitments, Tranche A-2 Commitments and Tranche A-3 Commitments of the Lenders resulting from such increase and the Borrower shall pay any break-funding amount owing under Section 2.14 in connection with such assignments,

            (iv) to the extent such increase is an increase of the Tranche A-1 Commitment and (A) such increase is effective prior to the Tranche A-1 Availability Termination Date, the Borrower shall have the right to borrow up to the full amount of such increase until the Tranche A-1 Availability Termination Date, or (B) such increase is effective on or after the Tranche A-1 Availability Termination Date, a Borrowing of Tranche A-1 Loans in the amount of such increase in the Tranche A-1 Commitment shall be made on the effective date of such increase,

            (v) to the extent such increase is an increase of the Tranche A-2 Commitment and (A) such increase is effective prior to the Tranche A-2 Availability Termination Date, the Borrower shall have the right to borrow up to the full amount of such increase until the Tranche A-2 Availability Termination Date, or (B) such increase is effective on or after the Tranche A-2 Availability Termination Date, a Borrowing of Tranche A-2 Loans in the amount of such increase in the Tranche A-2 Commitment shall be made on the effective date of such increase,

            (vi) to the extent such increase is an increase of any Tranche A-3 Commitments, the Borrower and the Lenders committing to provide such increase in Tranche A-3 Commitments may independently agree (without any right of consent by any other Lender or the Administrative Agent) to extend to any date satisfactory to them the availability period during which Tranche A-3 Loans that are committed under such increase may be requested by the Borrower and are to be funded by such Lenders, and

            (vii) the conditions to borrowing set forth in Section 4.02 shall be satisfied as of the date of such increase.

      It is hereby acknowledged and agreed that (a) the increase in the aggregate amount of the Commitments and Loans hereunder resulting from the addition of the Tranche A-3 Commitments as of the Second Amendment Effective Date has been made pursuant to the terms of this Section 2.06(f), (b) the Tranche A-3 Commitments and Tranche A-3 Loans shall constitute Commitments and Loans, respectively, for all purposes under this Agreement, including, without limitation, Section 9.02(b) and the definition of "Required Lenders," and (c) the amount of the increase in the aggregate Commitments permitted by this
Section 2.06(f), as in effect on the Second Amendment Effective Date, shall be in addition to, and shall not be reduced by, the amount of the Tranche A-3 Commitments added to this Agreement as of the Second Amendment Effective Date. Any increase in the Commitments hereunder (including pursuant to the addition of a new tranche of term loans) shall be subject to satisfaction of the following:
(1) the amount of such increase shall be offered first to the existing Lenders, and in the event the additional commitments which existing Lenders are willing to take shall exceed the amount requested by the Borrower, then (x) each existing Lender that is willing to provide a portion of such increase (each a "Committing Lender") shall be entitled to provide an amount up to its pro rata share of such increase based on the amount of its existing Commitments and (y) if there is any portion of such increase remaining after giving effect to clause
(x), then the Borrower, in
consultation with the Administrative Agent, shall determine how the remaining portion of such increase is disbursed among the Committing Lenders (taking into consideration the amount of the additional commitments which each Committing Lender was initially willing to take) so that such increase is fully committed,
(2) if the amount of the additional commitments requested by the Borrower shall exceed the additional commitments which the existing Lenders are willing to take, then the Borrower may invite other Eligible Persons to join this Credit Agreement as Lenders hereunder for the portion of commitments not taken by existing Lenders, provided that such other Eligible Persons shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request and (3) the Borrower shall execute and/or deliver to the Administrative Agent such promissory notes, certified resolutions, opinions of counsel and such modifications to this Agreement (including revisions of SCHEDULE 2.1(a)) and the other Loan Documents as the Administrative Agent shall reasonably request in connection with such increase. The Lenders hereby authorize the Administrative Agent, on their behalf, to execute any amendment or modification to this Agreement and the other Loan Documents necessary to consummate any increase in the Commitments pursuant to this Section.

      SECTION 2.07.     REPAYMENT OF LOANS; EVIDENCE OF DEBT.

      (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then-unpaid principal amount of each Loan of such Lender as provided in Section 2.08.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

      (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form set forth as Exhibit D. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      (f) Vendor Product financed by Loans under this Agreement may be ordered or purchased by, and delivered to, the Borrower or (subject to the other provisions of this Agreement) any Subsidiary. The Borrower acknowledges that (i) it will receive an immediate and direct benefit, in the form of an increase in the value of its investment in the Subsidiary, if any such Vendor Product is ordered by and delivered to a Subsidiary, (ii) all such Loans shall be made for the account of the Borrower and (iii) the Borrower's liability for such Loans shall not be affected in any respect by reason of the fact that a Subsidiary, rather than the Borrower, received delivery of, or title to, such Vendor Product.

      SECTION 2.08. AMORTIZATION OF LOANS; MANDATORY REDUCTIONS OF REVOLVING COMMITMENT.

      (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall Repay Tranche A-1 Loans and Tranche A-2 Loans on each of the following Payment Dates in an aggregate amount equal to the percentage set forth opposite such Payment Date of the sum of all Tranche A-1 Loans and Tranche A-2 Loans made or deemed made hereunder (including amounts previously repaid or prepaid):

            PAYMENT DATES                           PERCENTAGE
            -------------                           ----------
            September 30, 2002                      2.50%
            December 31, 2002                       2.50%
            March 31, 2003                          2.50%
            June 30, 2003                           2.50%
            September 30, 2003                      3.75%
            December 31, 2003                       3.75%
            March 31, 2004                          3.75%
            June 30, 2004                           3.75%
            September 30, 2004                      6.25%
            December 31, 2004                       6.25%
            March 31, 2005                          6.25%
            June 30, 2005                           6.25%
            September 30, 2005                      7.50%
            December 31, 2005                       7.50%
            March 31, 2006                          7.50%
            June 30, 2006                           7.50%
            September 30, 2006                      10.00%
            December 31, 2006                       10.00%

      (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall Repay Tranche A-3 Loans on each of the following Payment Dates in an aggregate amount equal to the percentage set forth opposite such Payment Date of the sum of all Tranche A-3 Loans made or deemed made hereunder (including amounts previously repaid or prepaid):

            PAYMENT DATES                           PERCENTAGE
            -------------                           ----------
            March 31, 2003                          1.25%
            June 30, 2003                           3.75%
            September 30, 2003                      3.75%
            December 31, 2003                       3.75%
            March 31, 2004                          3.75%
            June 30, 2004                           3.75%
            September 30, 2004                      6.75%
            December 31, 2004                       6.75%
            March 31, 2005                          7.00%
            June 30, 2005                           7.25%
            September 30, 2005                      8.00%
            December 31, 2005                       8.00%
            March 31, 2006                          8.00%
            June 30, 2006                           8.25%
            September 30, 2006                      10.00%
            December 31, 2006                       10.00%


      (c) The Revolving Commitment shall be reduced on each of the following Reduction Dates in an aggregate amount equal to the percentage set forth opposite such Reduction Date of the initial Revolving Commitment and, if on any such Reduction Date the outstanding Revolving Loans and LOC Obligations exceed the Revolving Commitment as so reduced, the Borrower shall Repay Revolving Loans on each such Reduction Date in an amount such that after giving effect to such reduction of the Revolving Commitment and corresponding Repayment, the amount of Revolving Loans and LOC Obligations outstanding shall not exceed the Revolving Commitment.

            REDUCTION DATES                         PERCENTAGE
            ---------------                         ----------
            March 31, 2003                          2.50%
            June 30, 2003                           2.50%
            September 30, 2003                      3.75%
            December 31, 2003                       3.75%
            March 31, 2004                          3.75%
            June 30, 2004                           3.75%
            September 30, 2004                      6.25%
            December 31, 2004                       6.25%
            March 31, 2005                          6.25%
            June 30, 2005                           6.25%
            September 30, 2005                      8.75%
            December 31, 2005                       8.75%

            REDUCTION DATES                         PERCENTAGE
            ---------------                         ----------
            March 31, 2006                          8.75%
            June 30, 2006                           8.75%
            September 30, 2006                      10.00%
            December 31, 2006                       10.00%

      (d) To the extent not previously paid, all Loans of each Class shall be due and payable on the Maturity Date.

      (e) Any prepayment of a Borrowing of any Class shall be applied to reduce ratably the subsequent scheduled Repayments of the Borrowings of such Class to be made pursuant to this Section; provided, however, with respect to optional prepayments only, if any scheduled Repayment shall be due within 90 days of such optional prepayment, then at the Borrower's election, the Borrower may apply such prepayment to such next scheduled Repayment only, and then ratably to the remaining scheduled Repayments occurring thereafter.

      (f) Prior to any Repayment of any Loans of any Class hereunder, the Borrower shall select the applicable Classes and Types of Loans to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such Repayment; PROVIDED that (i) each Repayment of Loans of any Class shall be applied to repay any outstanding ABR Loans of such Class before any other Loans of such Class, (ii) all such Repayments made pursuant to Section 2.08(a) shall be applied to reduce ratably Borrowings of Tranche A-1 Loans and Tranche A-2 Loans (iii) all such Repayments made pursuant to Section 2.08(b) shall be applied to reduce ratably Borrowings of Tranche A-3 Loans and (iv) all such Repayments (if any) made pursuant to
Section 2.08(c) shall be applied to reduce ratably Borrowings of Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. If the Borrower fails to make a timely selection of the Loan or Loans to be repaid, such Repayment shall be applied, first, to repay any outstanding ABR Loans of the applicable Class and, second, to other Loans of the applicable Class in the order of the remaining duration of their respective Interest Periods (the Loans with the shortest remaining Interest Period to be repaid first). Any Repayment of the Loans shall be applied to reduce ratably the subsequent scheduled Repayments of the then-outstanding and unpaid balances of the Loans of the same Class and Type then outstanding. Repayments of Loans shall be accompanied by the payment of accrued interest on the amount of the Repayment thereof.

      SECTION 2.09      PREPAYMENT OF LOANS.

      (a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to the requirements of this Section 2.09, without penalty or premium (except as provided in Section 2.14 or 2.15).

      (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Subsidiaries in respect of any Prepayment Event, the Borrower shall, within ten Business Days after such Net Proceeds are received, prepay Loans and cash collateralize LOC Obligations to the extent required by Section 2.09(g) in an aggregate amount equal to 50% of such Net Proceeds.

      (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year in which the Conversion Date occurs, the Borrower shall prepay Loans and cash collateralize LOC Obligations to the extent required by Section 2.09(g) in an aggregate amount equal to 50% of the Excess Cash Flow for such fiscal year if the Consolidated Leverage Ratio at the end of such fiscal year exceeded 4.00:1.00 (PROVIDED that such prepayment shall be in an aggregate amount equal to 100% of Excess Cash Flow if a Default or Event of Default has occurred and is continuing on the date such payment is due). Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

      (d) In the event and on each occasion that the Borrower Repays any Indebtedness, then the Borrower shall, within three Business Days after the date of such Repayment, prepay Loans and cash collateralize LOC Obligations to the extent required by Section 2.09(g) in an aggregate amount equal to the product of (x) the sum of the aggregate principal amount of the Loans outstanding at the time, multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of such Repayment, and the denominator of which is the amount of Consolidated Indebtedness (excluding, to the extent included in the determination thereof, Purchase Money Debt, the Repayment of which does not require the Repayment of Loans under this Section 2.09(d)) immediately prior to such Repayment; PROVIDED that prepayments of Borrowings shall not be required pursuant to this paragraph in respect of (i) any Repayment of the Loans or any Purchase Money Debt, (ii) any scheduled Repayment or mandatory prepayment of Indebtedness, (iii) any Repayment of Indebtedness to the extent such Repayment is refinanced by incurring other Indebtedness that (A) has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness being refinanced, (B) has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being refinanced, determined immediately prior to giving effect to such Repayment, (C) does not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled Repayments taken into consideration in determining compliance with clause (B) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness being refinanced, and (D) is issued or incurred by the same Person that issued or incurred the Indebtedness being refinanced and is not guaranteed or secured by any Lien unless the Indebtedness being refinanced was guaranteed or secured (in which case such Indebtedness shall not be guaranteed by any Person that did not guarantee the Indebtedness being refinanced and shall not be secured by a Lien on any asset that did not secure the Indebtedness being refinanced), or (iv) any Repayment of Revolving Loans.

      (e) In the event and on each occasion that the Borrower receives an equity contribution (other than an Excluded Equity Contribution) from the Parent after the Second Amendment Effective Date, the Borrower shall, within three Business Days after such equity contribution, prepay Loans and cash collateralize LOC Obligations to the extent required by Section 2.09(g) in an amount equal to 25% of the aggregate cash proceeds net of reasonable fees and expenses of such equity contribution; PROVIDED, that the aggregate amount of Loans prepaid pursuant to this subsection (e) shall not exceed ***********.

      (f) If at any time the sum of the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations shall exceed the aggregate Revolving Commitment then in effect, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

      (g) All prepayments pursuant to this Section 2.09 (other than voluntary prepayments of Revolving Loans and prepayments pursuant to Section 2.09(f)) shall be allocated between the holders of the Tranche A-3 Loans on the one hand (the "NEW LENDER CLASS") and the holders of the Tranche A-1 Loans, Tranche A-2 Loans and Revolving Loans on the other hand (the "EXISTING LENDER CLASS") pursuant to the Allocation Formula (as defined below). Amounts allocated to the Tranche A-3 Loans shall be applied to the aggregate principal balance of Tranche A-3 Loans outstanding and credited pro rata to the future scheduled amortization payments thereof and amounts allocated to the Tranche A-1 Loans, Tranche A-2 Loans and Revolving Loans shall be applied first, pro rata to the aggregate principal balance of Tranche A-1 Loans outstanding until the Tranche A-1 Loans are paid in full (and credited pro rata to the future scheduled amortization payments owing with respect to such Tranche A-1 Loans), second pro rata to the aggregate principal balance of Tranche A-2 Loans outstanding until the Tranche A-2 Loans are paid in full (and credited pro rata to the future scheduled amortization payments owing with respect to such Tranche A-2 Loans) and third pro rata to the outstanding Revolving Loans and after all Revolving Loans have been repaid to a cash collateral account pro rata in respect of outstanding LOC Obligations (with a corresponding reduction in each case of the Revolving Commitments and with such reduction credited to the future scheduled Revolving Commitment reductions under Section 2.08(c) on a pro rata basis); provided, however, (i) notwithstanding the foregoing, the Allocation Formula shall not apply to any prepayment that is made in connection with a Prepayment Event related to Dark Fiber/Conduit Dispositions, and each such prepayment instead shall be applied to the outstanding Tranche A Loans and Revolving Loans (ratably, based on the outstanding principal amount of Tranche A Loans and unfunded Tranche A Commitments in each tranche and the outstanding amount of the Revolving Commitments) and shall be credited in direct order of maturity to the future scheduled amortization payments and Revolving Commitment reductions under Sections 2.08(a), 2.08(b) and 2.08(c), (ii) if, at the time of a prepayment application referred to above, the applicable Class of Loans to which such prepayment is to be made does not have an outstanding principal balance but does have an unfunded Commitment, such prepayment amount for such Class shall be deemed to reduce the unfunded Commitment of such Class (with the cash amount of such prepayment retained by the Borrower) and (iii) if, at the time of a prepayment application referred to above that is to be apportioned pursuant to the Allocation Formula, either the New Lender Class or the Existing Lender Class has been paid in full and all Commitments with respect thereto have been terminated, the prepayment amount otherwise allocable to such Class shall instead be applied to the Class with Loans and/or Commitments that remain outstanding. For the purposes set forth above the term "Allocation Formula" means that the prepayment amount described above shall be allocated (1) to the Tranche A-3 Loans based on a percentage calculated by dividing the Tranche A-3 Commitment by the sum of the total Tranche A Commitments plus the Revolving Commitment and (2) to the Tranche A-1 Loans, Tranche A-2

Loans and Revolving Loans based on a percentage calculated by dividing the sum of the Tranche A-1 Commitment plus the Tranche A-2 Commitment plus the Revolving Commitment by the sum of the total Tranche A Commitments plus the Revolving Commitment. All prepayments pursuant to Section 2.09(f) shall be applied in accordance with the terms of such Section. Within the foregoing parameters, prepayments shall be applied first to ABR Loans and then to LIBOR Loans in direct order of Interest Period maturities.

      (h) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Loan, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Loan or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Loan shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 for any LIBOR Loan and an integral multiple of $500,000 and not less than $1,000,000 for any ABR Loan, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments of Borrowings shall be accompanied by the payment of accrued interest on the amount prepaid.

       Section 2.10.    FEES.

      (a) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders holding a Revolving Commitment, Tranche A-1 Commitment or Tranche A-2 Commitment a commitment fee (the "COMMITMENT FEE") of 1.5% per annum on the daily average of the undrawn Revolving Commitment, Tranche A-1 Commitment and Tranche A-2 Commitment (the "UNDRAWN COMMITMENT") from March 30, 2000 until the expiration of all Availability Periods. For purposes of determining the Undrawn Commitment, (i) outstanding Revolving Loans, Tranche A-1 Loans, Tranche A-2 Loans and LOC Obligations shall constitute usage of the Revolving Commitment, Tranche A-1 Commitment and Tranche A-2 Commitment and (ii) the amount of the Revolving Commitment, Tranche A-1 Commitment and Tranche A-2 Commitment used in such calculation shall be the aggregate Revolving Commitment, Tranche A-1 Commitment and Tranche A-2 Commitment as of the Effective Date. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and shall be reduced as the Undrawn Commitment is reduced in accordance with the schedule below.

                                                                 COMMITMENT FEE
                      UNDRAWN COMMITMENT                            PERCENTAGE

          Greater than 75% of total Commitment                         1.50%
Greater than 66% but Less than or Equal to 75% of total Commitment     1.25%
Greater than 50% but Less than or Equal to 66% of total Commitment     1.00%
                  Less than or Equal to 50% of total Commitment        0.75%

After the Conversion Date, if the Consolidated Leverage Ratio as of any two consecutive Quarterly Dates is equal to or less than 4.0 to 1.0, then the Commitment Fee shall be reduced to 0.50%.

      (b) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders holding a Tranche A-3 Commitment a commitment fee (the "TRANCHE A-3 COMMITMENT FEE") of **** per annum on the daily average of the undrawn Tranche A-3 Commitment (the "UNDRAWN TRANCHE A-3 COMMITMENT") from the Second Amendment Effective Date until the expiration of the Tranche A-3 Availability Period. For purposes of determining the Undrawn Tranche A-3 Commitment, (i) outstanding Tranche A-3 Loans shall constitute usage of the Tranche A-3 Commitment and (ii) the amount of the Tranche A-3 Commitment used in such calculation shall be the aggregate Tranche A-3 Commitment as the Tranche A-3 Commitment Fee accrues. The Tranche A-3 Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and shall be reduced as the Undrawn Tranche A-3 Commitment is reduced in accordance with the schedule below.

                                                                   TRANCHE A-3
                                                                  COMMITMENT FEE
                UNDRAWN TRANCHE A-3 COMMITMENT                      PERCENTAGE

                Greater than 75% of total Commitment                    *****
Greater than 66% but Less than or Equal to 75% of total Commitment ***** Greater than 50% but Less than or Equal to 66% of total Commitment *****
           Less than or Equal to 50% of total Commitment                *****


After the Conversion Date, if the Consolidated Leverage Ratio as of any two consecutive Quarterly Dates is equal to or less than *** to 1.0, then the Tranche A-3 Commitment Fee shall be reduced to *****.

      (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees set forth in the Fee Letter. The Borrower agrees to pay to CSCC, for its own account, fees set forth in the Tranche A-3 Fee Letter. The second sentence of this Section 2.10(c) may not be amended, modified or waived without the prior written consent of CSCC.

      (d) In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the "LETTER OF CREDIT FEE") of one-fourth of one percent (1/4%) per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (1/8%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders holding Revolving Commitments (including the Issuing Lender) the Letter of Credit

Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

      (e) In addition to the Letter of Credit Fees payable pursuant to paragraph
(c) above, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "ISSUING LENDER FEES").

      (f) All fees payable hereunder shall be paid on the dates due in immediately available funds to the Administrative Agent (other than the fees to be paid to CSCC pursuant to paragraph (c) above which shall be paid directly to
CSCC), in the case of fees payable to it and, in the case of fees payable to it and to the Lenders, for distribution to the Lenders entitled thereto.

      SECTION 2.11.     INTEREST.

      (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

      (b) The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

      (c) Notwithstanding the foregoing paragraphs (a) and (b) of this Section 2.11, if (i) any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment or (ii) the Borrower fails to comply with any covenant set forth in Article VI hereof and the Borrower has received written notice from the Required Lenders stating that interest shall accrue as provided in this Section 2.11(c), then, for as long as such non-compliance has not been waived or cured, the principal of each outstanding Loan shall bear interest, after as well as before judgment, in each case (with respect to clauses (i) and (ii) above), at a rate per annum equal to two percent (2%) plus the applicable interest rate set forth in such paragraph (a) and (b), as the case may be, or, if no such interest rate is applicable or is then in effect, then at a rate per annum equal to the Alternate Base Rate plus two percent (2%).

      (d) All accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any Repayment or prepayment of any Loan, accrued interest on the principal amount of such Loan repaid or prepaid shall be payable on the date of such Repayment or prepayment and (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

      (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined in accordance with this Agreement by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.12      ALTERNATE RATE OF INTEREST.

      If prior to the commencement of any Interest Period for a LIBOR Borrowing:

      (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

      (b) the Administrative Agent is advised by a majority in interest of the Lenders participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

      then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and
(ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

      SECTION 2.13.     INCREASED COSTS.

      (a)   If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

      and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

      (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

      (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the basis therefor shall be delivered to the Borrower by the applicable Lender (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

      (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED, FURTHER, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.14      BREAK FUNDING PAYMENTS.

      In the event of (i) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any

Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

      SECTION 2.15.     TAXES.

      (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent a copy of the receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent) two copies of either United States Internal Revenue Service Form W-8 BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Foreign Lender. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.15, a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.15 that such Foreign Lender is not legally able to deliver.

      (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made by the Borrower under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender directly attributable to such Tax or refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section
2.15 shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

      SECTION 2.16.     PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
      SET-OFFS.

      (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Sections 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at First Union National Bank, Charlotte, North Carolina, ABA no. 053000219, account no. 5000000023024, phone no. (704) 383-9904 (or such other account as the Administrative Agent shall from time to time specify by notice), except that payments pursuant to Sections 2.10(c), 2.10(d), 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

      (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (e) Without limiting the generality of paragraph (a) above, the Borrower's obligations to make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, counterclaim, defense or recoupment for any reason, including any failure of any equipment or other assets constituting Vendor Product or any part thereof, or any dispute with, breach of representation or warranty by or claim against any supplier, manufacturer, installer, vendor or distributor. The provisions of this paragraph and no payment hereunder shall be deemed to be a waiver of any right or claim that the Borrower may have against a vendor (including, without limitation, a Cisco Vendor or Lucent).

      SECTION 2.17.     MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

      (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then, if requested by the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment made at the Borrower's request.

      (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, and accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      SECTION 2.18      INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

      (a) In addition to its other indemnification obligations under this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or
(ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "GOVERNMENT ACTS").

      (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

      (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith (and without gross negligence or willful misconduct), shall not put the Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

      (d) The obligations of the Borrower under this Section 2.18 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

      (e) Notwithstanding anything to the contrary contained in this Section 2.18, the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that:

      SECTION 3.01.     ORGANIZATION; POWERS.

      Each of the Parent, the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite company or corporate, as the case may be, power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02.     AUTHORIZATION; ENFORCEABILITY.

      The Transactions are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate or company, as the case may be, and, if required, stockholder or member, as the case may be, action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03.     GOVERNMENTAL APPROVALS; NO CONFLICTS.

      The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created under the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing or governing any Material Indebtedness or any other material indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Security Documents.

      SECTION 3.04.     FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

      (a) Each of the Parent and the Borrower has heretofore furnished to the Lenders its audited consolidated balance sheet and its related statements of operations, stockholders' equity and cash flows as of December 31, 2000, certified by a Financial Officer of such Person. Each of the Parent and the Borrower has heretofore furnished to the Lenders its unaudited consolidated balance sheet and related statements of operations and cash flows as of March 31, 2001. Each of the foregoing financial statements present fairly, in all material respects, the financial position and capitalization of the Parent and its consolidated subsidiaries, and the Borrower and its consolidated Subsidiaries, in each case as of such dates in accordance with GAAP, (and with respect to the unaudited financial information for the period ending March 31, 2001, subject to year end audit adjustments and the absence of footnotes).

      (b) The financial statements delivered to the Lenders pursuant to Sections 5.01(a), 5.01(b) and 5.01(c) have been prepared in accordance with GAAP (except as may otherwise be permitted hereunder) consistently applied and present fairly (on the basis disclosed in the footnotes to such financial statements delivered pursuant to Section 5.01(a)) in all material respects the financial condition and results of operations of the Parent and the Borrower and their respective consolidated subsidiaries on a consolidated basis as of such date and for such periods.

      (c) Since December 31, 2000, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Parent, the Borrower or the Subsidiaries.

      SECTION 3.05.     PROPERTIES; LIENS; LICENSES.

      (a) On each date that this representation is made, each of the Loan Parties has good title to, or valid leasehold interests in, all the real and personal property material to its business as then constituted, except for Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as proposed to be conducted during the term of the Loans or to utilize such properties for their intended purposes, and none of such property is subject to any Lien other than Permitted Encumbrances.

      (b) The certificates, licenses and approvals identified on Schedule 3.05, or the most recent update to Schedule 3.05 that the Borrower may include with a Borrowing Request (the "LICENSES"), are all the certificates, licenses and approvals that have been issued or provided to the Borrower or the Subsidiaries by any Governmental Authority having jurisdiction over the telecommunications business, and each such License is in full force and effect except as set forth in Schedule 3.05 and has not been revoked, cancelled, suspended or modified in an adverse way. The Borrower and each Subsidiary have all licenses and permits that are material to the business of the Borrower and each Subsidiary (as conducted on each date this representation is made). Each license or permit that is material to the business of the Borrower and the Subsidiaries is valid and in full force and effect, and the Borrower and each Subsidiary are in compliance in all material respects with the terms and conditions thereof.

      SECTION 3.06.     LITIGATION AND ENVIRONMENTAL MATTERS.

      (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, the Borrower or any Subsidiary, threatened against or affecting the Parent, the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

      (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Parent, the Borrower or any Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      SECTION 3.07.     COMPLIANCE WITH LAWS AND AGREEMENTS.

      Each of the Parent, the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. True and correct copies of all material agreements to which the Parent, the Borrower or any Subsidiary is a party or by which any of them or their properties is bound have been provided to special counsel to First Union.

      SECTION 3.08.     INVESTMENT AND HOLDING COMPANY STATUS.

      None of the Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.09.     TAXES.

      Each of the Loan Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves or (b) the filing of local Tax returns and reports to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.10.     ERISA.

      Each Plan has been administered in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

      SECTION 3.11.     INTELLECTUAL PROPERTY.

      The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, patents, know-how, processes and other intellectual property material to or necessary for the conduct of its business as currently conducted and as proposed to be conducted except those as to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except for any claim which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.12.     FEDERAL REGULATIONS.

      No part of the proceeds of any Loans will be used in any manner which would result in a violation of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. Following the application of proceeds of each Loan, no more than 10% of the value of the assets of the Borrower, and no more than 10% of the value of the consolidated assets of the Borrower and its Subsidiaries, will be "margin stock" as defined in said Regulation U.

      SECTION 3.13.     DISCLOSURE.

      The Parent and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any of the Loan Parties is subject that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished, including any publicly available filings made by the Parent with the Securities and Exchange Commission) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 3.14.     SUBSIDIARIES.

      Schedule 3.14 sets forth as of the Second Amendment Effective Date the name of, and the ownership interest of the Borrower in, each Subsidiary.

      SECTION 3.15.     INSURANCE.

      Schedule 3.15 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Second Amendment Effective Date. As of the Second Amendment Effective Date, all premiums in respect of such insurance have been paid.

      SECTION 3.16.     LABOR MATTERS.

      As of the Second Amendment Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

      SECTION 3.17.     AT&T AGREEMENT.

      (i) AT&T has not delivered a notice of termination of the AT&T Agreement prior to its expiration in accordance with its terms as in effect on the Second Amendment Effective Date, (ii) AT&T has not failed to pay the amount due pursuant to Section 10.2A of the AT&T Agreement for 30 days after the date when due, (iii) AT&T is not in arrears for 45 days or more in payments due under the AT&T Agreement in an aggregate amount of $10 million or more, (iv) AT&T has neither repudiated its obligations under the AT&T Agreement nor refused to make payments thereunder, and (v) the AT&T Agreement has not been terminated for any reason prior to its expiration in accordance with its terms as in effect on the Second Amendment Effective Date.

      SECTION 3.18.     SECURITY DOCUMENTS.

      The representations and warranties in each Security Document are true and correct, and each of the Security Documents creates, as of the Effective Date, a valid, enforceable first priority perfected security interest on the Collateral covered thereby, subject only, as to the priority of such security interests, to statutory and tax Liens arising by operation of law that are necessarily prior to the Liens of the Security Documents.

      SECTION 3.19.     CAPITALIZATION.

      (a) As of the Second Amendment Effective Date, the authorized capital stock of the Borrower consists of 100 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding and owned beneficially and of record by the Parent. As of the Second Amendment Effective Date, the authorized capital stock of the Parent consists of 400,000,000 shares of common stock, par value $0.01 per share, 1,250,000 shares of Series A Preferred Stock, par value $.01 per share and 2,000,000 shares of Series B Preferred Stock, par value $.01 per share, of which (i) 80,000,000 shares of the common stock are issued and outstanding, and a sufficient number of shares of common stock are reserved for issuance upon the exercise or conversion of the warrants, options and shares of Series A Preferred Stock and Series B Preferred Stock outstanding on the Second Amendment Effective Date as are necessary to permit the exercise or conversion of such warrants, options and shares, (ii) 1,250,000 shares of Series A Preferred Stock are issued and outstanding and (iii) 2,000,000 shares of Series B Preferred Stock are to be issued and outstanding pursuant to the Cisco Subscription Agreement. All such outstanding shares of the Borrower and the Parent are validly issued, fully paid and non assessable and were not issued in violation of any preemptive or similar rights of any Person. Except as described in the first two sentences of this Section 3.19, as of the Second Amendment Effective Date, no other shares of capital stock of the Borrower or the Parent are issued and outstanding or reserved for issuance. Except for the Stockholders Agreement, as of the Second Amendment Effective Date, there are no shareholders agreements, voting trusts, proxies or other agreements, commitments or understandings of any character to which the Parent, the Borrower or any Subsidiaries is a party or by which the Parent, the Borrower or any Subsidiary is bound with respect to the voting of any shares of capital stock of the Parent, the Borrower or any Subsidiaries.

      (b) All Securities issued by the Parent, the Borrower or any Subsidiaries have been offered, issued, sold and delivered, in compliance with, or pursuant to exemptions from, the Securities Act, and the rules and regulations of the Securities and Exchange Commission thereunder, and all other laws of any jurisdiction, and the rules and regulations of any Governmental Authority, applicable to the offering, issuance, sale or delivery of Securities.

      SECTION 3.20.     FISCAL YEAR.

      The fiscal year applicable to Borrower and its consolidated Subsidiaries begins on each January 1 and ends on each subsequent December 31.

                                   ARTICLE IV

                                   CONDITIONS

      SECTION 4.01.     EFFECTIVE DATE.

      This Agreement became effective on October 29, 1999 upon the satisfaction of the following conditions:

      (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

      (b) The Administrative Agent shall have received a favorable written opinion (addressed to or for the benefit of the Lenders, dated the Effective Date and addressing such matters relating to the Loan Parties, the Loan Documents and the Transactions as the Administrative Agent shall reasonably request) of each of (i) Olshan Grundman Frome Rosenzweig & Wolosky LLP, Latham & Watkins and Cleary, Gottlieb, Steen & Hamilton, counsel for the Parent and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, (ii) Swidler Berlin Shereff Friedman, LLP, special communications counsel to the Parent and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, and (iii) Orrick, Herrington & Sutcliffe LLP, special counsel for Lucent, in form and substance reasonably satisfactory to the Administrative Agent. The Parent and the Borrower hereby request their counsel referred to in clauses (i) and (ii) of this paragraph to deliver such opinions.

      (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

      (d) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all respects (or, in the case of any representation or warranty that is not qualified as to materiality, in all material respects), no Default shall have occurred and be continuing, the Borrower shall have performed all of its obligations and satisfied all conditions required to be satisfied or performed, and the Supply Agreement shall be in full force and effect, and the Borrower shall be in compliance therewith in all material respects.

      (e) The Administrative Agent and Lucent shall be satisfied that all fees and other amounts due and payable to them hereunder and under the Fee Letter on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, have been paid or will be paid from the proceeds of a Borrowing to be made on the Effective Date.

      (f) The Lenders shall be reasonably satisfied with the corporate and legal structure and capitalization of the Parent, the Borrower and the Subsidiaries, including the charter and by-laws of the Parent, the Borrower and each Subsidiary and each agreement or instrument evidencing Indebtedness.

      (g) The Administrative Agent shall have received (i) counterparts of the Initial Guarantee signed on behalf of the Parent and each Subsidiary, and (ii) counterparts of the Indemnity and Contribution Agreement signed on behalf of each Loan Party.

      (h) The Administrative Agent and the Collateral Trustee shall have received (i) counterparts of each of the Security Documents signed on behalf of the Loan Party that is a party thereto and (ii) evidence satisfactory to the Required Lenders that all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Documents, and to protect the respective ownership interests of the Parent, the Borrower and the Subsidiaries in (and the Liens of the Security Documents on) all Collateral, have been so filed, registered or recorded.

      (i) The Administrative Agent shall have received a completed Perfection Certificate from the Borrower, dated the Effective Date and signed by a Financial Officer of the Borrower together with all attachments contemplated thereby, including (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower in the jurisdictions contemplated by the Perfection Certificate and (ii) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

      (j) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect and that the Administrative Agent and the Collateral Trustee have been named as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower constituting the Collateral.

      (k) The Lenders shall have received the Business Plan and the Lenders shall be satisfied with the Business Plan and there shall have been no material adverse changes in the Business Plan compared to the information disclosed to Lucent prior to the date of execution of this Agreement.

      (l) The Lenders (i) shall have been given access to the management, records, books of account, contracts and properties of the Loan Parties and shall have received such financial, business and other information regarding the Loan Parties as the Lenders shall have reasonably requested and (ii) shall have completed their due diligence review of the Loan Parties and shall be reasonably satisfied with the results of such review.

      (m) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Subsidiaries hold all material governmental approvals reasonably necessary to conduct their respective businesses.

      (n) The Administrative Agent shall have received evidence satisfactory to it that the Borrower is exercising reasonable commercial efforts to employ a chief executive officer.

      (o) The Borrower shall have delivered to the Administrative Agent evidence satisfactory to the Lenders that the Parent has received cash pursuant to the Bridge Loan Agreement and the Subscription Agreement of at least $100,000,000 and has contributed at least $96,400,000 as cash equity, to the Borrower.

      (p) The Administrative Agent shall have received a certificate of the Borrower attaching copies of the Subscription Agreement, the Bridge Loan Agreement, the Tax Sharing Agreement, and all agreements and other documents delivered in connection therewith, and certifying, as to each such agreement and document, that (i) such copy is true and correct and (ii) in the case of any such agreement, such agreement is in full force and effect.

      (q) The Administrative Agent shall have received a certificate of the Borrower to the effect that, as of the Effective Date, (i) the AT&T Agreement is in full force and effect, (ii) the Borrower is in compliance in all respects with the terms and conditions of the AT&T Agreement, (iii) the Borrower has not taken any action which could result in the termination by AT&T for cause pursuant to Section 29.11 of the AT&T Agreement, and (iv) none of the parties to the AT&T Agreement is in default under or with respect to any obligation thereunder which default could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.02.     EACH BORROWING.

      The obligation of each Lender to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

      (a) At the time of and immediately after giving effect to such Borrowing, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all respects (or, in the case of any representation or warranty that is not qualified as to materiality, in all material respects) on and as of the date of such Borrowing.

      (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

      (c) With respect to any Tranche A-1 Loan, at the time of and immediately after giving effect to such Loan, the amount of such Tranche A-1 Loan shall not exceed the sum of all amounts paid or payable in respect of the Purchase Price due in respect of orders or purchases of any Vendor Product delivered at any time during the twenty-four month period preceding the date of such Borrowing and against which no Tranche A Loan has yet been made, and the proceeds of such Tranche A-1 Loan shall be used in accordance with the requirements of Section 5.10; provided, it is understood and agreed that Vendor Product (i) that is subject to a third party purchase money security interest will not create availability under the Tranche A-1 Commitment pursuant to this Section 4.02(c) ("TRANCHE A-1 AVAILABILITY") unless the invoice with respect to such Vendor Product will be paid in full with the proceeds of such Tranche A-1 Loan and such security interest is released (whether by operation of law or otherwise) and
(ii) that has been purchased and paid for by the Borrower or any Subsidiary with the proceeds from one or more Asset Sales of Vendor Product will not create Tranche A-1 Availability to the extent the Vendor Product sold in the Asset Sale previously created Tranche A-1 Availability.

      (d) With respect to any Tranche A-2 Loan, at the time of and immediately after giving effect to such Borrowing, the amount of such Tranche A-2 Loan shall not exceed 25% of the Purchase Price of Vendor Product that was ordered or purchased, against which no Tranche A Loan has yet been made, and the proceeds of such Tranche A-2 Loan shall be used in accordance with the requirements of
Section 5.10; provided, it is understood and agreed that

Vendor Product (i) that is subject to a third party purchase money security interest will not create availability under the Tranche A-2 Commitment pursuant to this Section 4.02(d) ("TRANCHE A-2 AVAILABILITY") unless the invoice with respect to such Vendor Product will be paid with the proceeds of a Tranche A Loan and such security interest is released (whether by operation of law or otherwise) and (ii) that has been purchased and paid for by the Borrower or any Subsidiary with the proceeds from one or more Asset Sales of Vendor Product will not create Tranche A-2 Availability to the extent the Vendor Product sold in the Asset Sale previously created Tranche A-2 Availability.

      (e) With respect to any Tranche A-3 Loan, at the time of and immediately after giving effect to such Borrowing, the amount of such Tranche A-3 Loan shall not exceed **** of the purchase price of Vendor Product that was ordered or purchased, against which no Tranche A Loan has yet been made, and the proceeds of such Tranche A-3 Loan shall be used in accordance with the requirements of
Section 5.10; PROVIDED, that (i) Vendor Product that is subject to a third party purchase money security interest will not create availability under the Tranche A-3 Commitment pursuant to this Section 4.02(e) ("TRANCHE A-3 AVAILABILITY") unless the invoice with respect to such Vendor Product will be paid with the proceeds of a Tranche A-3 Loan and such security interest is released (whether by operation of law or otherwise); (ii) Vendor Product that has been purchased and paid for by the Borrower or any Subsidiary with the proceeds from one or more Asset Sales of Vendor Product will not create Tranche A-3 Availability to the extent the Vendor Product sold in the Asset Sale previously created Tranche A-3 Availability; and (iii) in the case of Tranche A-3 Loans funded by a CSCC Lender, only Cisco Product delivered by a Cisco Vendor after the Second Amendment Effective Date shall constitute Vendor Product (except as otherwise set forth in the proviso in Section 5.10(c)). So long as any CSCC Lender holds any Tranche A-3 Loans or any Tranche A-3 Commitments, clause (iii) of the proviso of this Section 4.02(e) shall not be amended, modified or waived without the prior written consent of CSCC.

      (f) Solely with respect to Tranche A-1 Loans, the Vendor Product for which the Purchase Price is to be paid with the proceeds of such Borrowing is intended to be used in a Permitted UCC Jurisdiction. Solely with respect to the Tranche A-3 Loans, the Vendor Product for which the purchase price is to be paid with the proceeds of such Borrowing is intended to be used in a Permitted UCC Jurisdiction.

      (g) At the time of and immediately after giving effect to such Borrowing, the Borrower shall have all necessary Real Estate Rights, and sufficient financing, to build the Segment or portion thereof proposed to be built with the proceeds of such Borrowing.

      (h) Solely with respect to the Tranche A-3 Loans and only if a CSCC
Lender then holds any unfunded Tranche A-3 Commitment, at the time of and immediately after giving effect to such Borrowing, either (i) the aggregate outstanding principal amount of the Tranche A-1 Loans and Tranche A-2 Loans shall be equal to or greater than the outstanding principal amount of the Tranche A-3 Loans or (ii) ************ in Tranche A-1 Loans and *********** in Tranche A-2 Loans shall have been funded or shall have been duly requested by the Borrower and required to be funded under the provisions of this Agreement. So long as any CSCC Lender holds any Tranche A-3 Loans or any Tranche A-3 Commitments, this Section 4.02(h) shall not be amended, modified or waived without the prior written consent of CSCC.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 4.02.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees and other amounts (other than contingent or indemnity obligations which by their terms survive the termination of this Agreement) payable hereunder shall have been paid in full and all LOC Obligations shall have been terminated or reimbursed, the Borrower covenants and agrees with the Lenders that:

      SECTION 5.01.     FINANCIAL STATEMENTS AND OTHER INFORMATION.

      The Borrower will furnish to the Administrative Agent:

      (a) within 90 days after the end of each fiscal year of each of the Borrower and the Parent, the audited consolidated balance sheet of such Person and its consolidated subsidiaries and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit, PROVIDED that prior to the Conversion Date such financials may include a "development stage" qualification of the type stated in the August 31, 1999, audited financials referred to in Section 3.04(a)) and certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

      (b) within 45 days after the end of the first three fiscal quarters of each fiscal year of each of the Borrower and the Parent, the unaudited consolidated balance sheet of such Person and its consolidated subsidiaries and related statements of operations and cash flows as of the end of and for such calendar quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

      (c) within 30 days after the end of each calendar month, with respect to the Borrower and the Parent, beginning March 2000, (i) the unaudited consolidated balance sheet of such

Person and its consolidated subsidiaries and related statements of operations and cash flows as of the end of and for such calendar month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form, beginning with the monthly statements delivered after March 31, 2001, the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and with a comparison to the Borrower's annual plan with respect to such calendar month and such elapsed portion of the fiscal year, (ii) to the extent prepared for senior management's review, a report illustrating in reasonable detail construction progress as compared to the Borrower's current construction plan, (iii) copies of the monthly permitting status report in detail reasonably acceptable to the Administrative Agent, (iv) a schedule illustrating Tranche A-1 Availability, Tranche A-2 Availability and Tranche A-3 Availability, (v) a summary (cumulative from the Effective Date) of all invoices paid or payable that give rise to Tranche A-1 Availability, Tranche A-2 Availability or Tranche A-3 Availability (including, with respect to each invoice, a designation of the Class of Term Loans with respect which such invoice has created or will create availability) and copies of any such invoices requested by the Administrative Agent, (vi) a report containing the amount (if any) of Net Proceeds from sales of Vendor Product that was reinvested in Vendor Product during such month, (vii) an updated version of Schedule 6.02(iv), (viii) (A) all written amendments, notices of default, waivers or extensions of material deadlines with respect to the AT&T Agreement and (B) notice of the occurrence of any Default, or any event or occurrence that could reasonably be expected to result in a Default, pursuant to
Section 7.01(p), in each case certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Person and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and as true and correct in all material respects and (ix) a summary of accounts payable under all Vendor Supply Agreements which shall include agings, the status of each account payable as current or past due and as uncontested or contested (and if past due and contested, an explanation of how such dispute is being resolved);

      (d) concurrently with any delivery of the financial statements under clause (a) and (b) above, a certificate of a Financial Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.04, 6.06 and 6.13 through 6.19, and (iii) stating whether any change in GAAP or in the application thereof that materially affects the financial statements accompanying such certificate (it being understood that any change that would affect compliance with any covenant set forth herein or the Applicable Rate shall be considered material) has occurred since the date of the Borrower's audited financial statements last delivered pursuant to Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

      (e) concurrently with any delivery of financial statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

      (f) promptly after the same become available but in any event within 105 days after the end of each fiscal year of the Borrower, the Borrower's monthly forecasts and Annual Business Plan for the current fiscal year;

      (g) at any time during each fiscal year but in any event within eighteen months after the date the last update was provided pursuant to this Section 5.01(g), an update of the Borrower's financial projections (in reasonable detail) displaying the projected financial results of the Borrower and its Subsidiaries for the period from the first day of the current fiscal year until the first anniversary of the Maturity Date;

      (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or financial information or other material information distributed by the Parent or the Borrower to either of their stockholders generally, as the case may be;

      (i) promptly after the Borrower or any Subsidiary receives same, any written notice from Lucent or any Cisco Vendor that an invoice is past due and that Lucent or such Cisco Vendor intends to take action with respect thereto, together with a letter addressed to the Administrative Agent from the Borrower containing an explanation as to the reason such invoice is past due and the actions the Borrower proposes to take with respect thereto;

      (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.02.     NOTICES OF MATERIAL EVENTS.

      (a) The Borrower will furnish to the Administrative Agent, the Collateral Trustee and each Lender written notice of the following promptly upon obtaining knowledge thereof:

            (i)   the occurrence of any Default;

            (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent, the Borrower or, to Borrower's knowledge, any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

            (iii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect, including that AT&T Corp. has taken any of the actions specified in Section 7.01(p).

      (b) The Borrower will furnish to the Administrative Agent and the Collateral Trustee written notice of the occurrence of any Prepayment Event promptly after the occurrence of such event.

      (c) Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.03.     INFORMATION REGARDING COLLATERAL.

      The Borrower will furnish to the Administrative Agent and the Collateral Trustee prompt written notice of any change (i) in corporate name of the Parent, the Borrower or any Subsidiary or in any trade name used to identify any such Person in the conduct of its business or in the ownership of its properties,
(ii) in the location of the chief executive office of the Parent, the Borrower or any Subsidiary, its principal place of business or any asset constituting Collateral (other than the installation of any asset constituting Collateral in a jurisdiction in which all Uniform Commercial Code financing statements (including fixture filings, if applicable) and other appropriate filings, recordings or registrations (other than mortgages or similar instruments in respect of real property) containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in such jurisdiction to the extent necessary to perfect the security interests under the Security Documents), (iii) in the identity, jurisdiction of organization or corporate structure of the Parent, the Borrower or any Subsidiary, (iv) in the Federal Taxpayer Identification Number of the Parent, the Borrower or any Subsidiary, (v) in the name and location of any Person other than a Loan Party that has acquired possession of any material portion of the Collateral; (vi) in the bank accounts, securities accounts, or similar accounts maintained by a Loan Party; or (vii) resulting from the creation or acquisition of any Subsidiary by any Loan Party. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral (except for items of Collateral released from Liens in favor of the Collateral Trustee as permitted by Section 6.02(iv)(E)). The Administrative Agent may, and at the request of any Lender the Administrative Agent shall, periodically request that the Borrower update the information provided above and the Borrower agrees to provide such update promptly after any such request.

      SECTION 5.04.     EXISTENCE; CONDUCT OF BUSINESS.

      The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

      SECTION 5.05.     PAYMENT OF OBLIGATIONS.

      The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Parent, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (iv) the failure to make payment pending the resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.06.     MAINTENANCE OF PROPERTIES.

      The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all Collateral, and all other property material to the conduct of the business of the Parent, the Borrower and the Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted; PROVIDED that this Section 5.06 shall not prevent sales permitted under Sections 6.03 and 6.04.

      SECTION 5.07.     INSURANCE.

      (a) The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies with AM Best's rating of A minus (A-) or better, All-Risk property insurance for the replacement value of all property and other insurance, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

      (b) All policies of All-Risk property insurance maintained by or for the benefit of the Borrower with respect to the Collateral shall be (i) maintained in an amount not less than the replacement value of all property thereof, with deductibles or self insured retention not exceeding $250,000, and (ii) endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in favor of and satisfactory to the Administrative Agent, which endorsement shall provide that the insurance carrier shall pay all proceeds otherwise payable to any Loan Party under such policies directly to the Collateral Trustee. All such policies also shall provide that none of the Borrower, the Administrative Agent, the Collateral Trustee nor any other party shall be a coinsurer thereunder and shall contain a "Replacement Cost Endorsement," without any deduction for depreciation, "mortgagee's interest"/"breach of warranty coverage" and such other provisions as the Administrative Agent or the Collateral Trustee may reasonably require from time to time to protect the interests of the Lenders. Each such policy also shall provide that it shall not be canceled (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent and the Collateral Trustee the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Trustee. The Borrower shall deliver to the Administrative Agent and the

Collateral Trustee, upon not less than 30 days' prior written notice of the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Trustee) together with evidence satisfactory to the Administrative Agent and the Collateral Trustee of payment of the premium therefor.

      (c) The Borrower will notify the Administrative Agent and the Collateral Trustee immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section is taken out by any Loan Party, and shall promptly deliver to the Administrative Agent and the Collateral Trustee a duplicate original copy of such policy or policies.

      SECTION 5.08.     BOOKS AND RECORDS; INSPECTION RIGHTS.

      The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to their business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, at the Administrative Agent's or Lender's expense (unless an Event of Default has occurred and is continuing, in which case at Borrower's expense) upon reasonable prior notice, to visit and inspect its properties (PROVIDED that, except upon the occurrence and during the continuation of a Default, such inspections will not take place more than once each calendar month) to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, independent accountants, performance bond insurers and contractors, all at such reasonable times and as often as reasonably requested; provided, however, so long as no Default shall have occurred and be continuing, any discussions with performance bond insurers and contractors shall be (at the Borrower's option) in the presence of the Borrower's representatives and shall be regarding matters relevant to the successful completion of the Network. Any such inspection shall be subject to the confidentiality restrictions set forth in Section 9.12.

      SECTION 5.09.     COMPLIANCE WITH LAWS AND AGREEMENTS.

      The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including ERISA and all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.10.     USE OF PROCEEDS.

      (a) The Borrower will, and will cause each of the Subsidiaries to, use the proceeds of Tranche A-1 Loans in an amount not to exceed $160,000,000 solely (i) to make payments of the Purchase Price, and (ii) to reimburse the Borrower and the Subsidiaries for amounts previously paid in respect of the Purchase Price with other funds; PROVIDED, HOWEVER, until all Tranche A-3 Commitments have been fully drawn, no proceeds of the Tranche A-1 Loans shall be used (A) to purchase Cisco Product or to reimburse the Borrower or any of its Subsidiaries for amounts previously paid to purchase Cisco Product or (B) to pay fees and expenses due and payable pursuant to the Tranche A-3 Fee Letter.

      (b) The Borrower will, and will cause the Subsidiaries to, use the proceeds of Tranche A-2 Loans and Revolving Loans solely to make payments of Permitted Expenses; PROVIDED, HOWEVER, until all Tranche A-3 Commitments have been fully drawn, no proceeds of the Tranche A-2 Loans and Revolving Loans shall be used (A) to purchase Cisco Product or to reimburse the Borrower or any of its Subsidiaries for amounts previously paid to purchase Cisco Product or (B) to pay fees and expenses due and payable pursuant to the Tranche A-3 Fee Letter.

      (c) The Borrower will, and will cause the Subsidiaries to, use the proceeds of Tranche A-3 Loans solely (i) to make payments of the purchase price of the Vendor Product or (ii) to reimburse the Borrower and the Subsidiaries for amounts previously paid in respect of the purchase price of Vendor Product with other funds; PROVIDED, HOWEVER, that as long as any CSCC Lender holds any portion of the Tranche A-3 Commitment the proceeds of Tranche A-3 Loans made by any CSCC Lender will be used solely to pay the purchase price for Cisco Products delivered by a Cisco Vendor after the Second Amendment Effective Date except that, upon at least ten Business Days' prior written notice to CSCC, the proceeds of Tranche A-3 Loans funded on or prior to the nine-month anniversary of the Second Amendment Effective Date may be used to reimburse the Borrower and the Subsidiaries for payments previously made in respect of the purchase price for Cisco Products delivered by a Cisco Vendor after March 31, 2001; PROVIDED, FURTHER, that the maximum amount of reimbursement for any such payments made during the period from March 31, 2001 to the Second Amendment Effective Date shall be limited to ***********. The proviso in Section 5.10(c) shall not be amended, modified or waived without the prior written consent of CSCC.

      SECTION 5.11.     FURTHER ASSURANCES.

      The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent and the Collateral Trustee, upon request, evidence reasonably satisfactory to the Administrative Agent or the Collateral Trustee, as the case may be, as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

      SECTION 5.12.     CASUALTY AND CONDEMNATION.

      (a) The Borrower will furnish to the Administrative Agent and the Collateral Trustee and the Lenders prompt notice of any casualty or other damage to any portion of the Collateral having a value in excess of $100,000 or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

      (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Trustee is authorized to collect such Net Proceeds and, if received by the Parent, the Borrower or any Subsidiary, such Net Proceeds shall be paid over to the Collateral Trustee. All such Net Proceeds retained by or paid over to the Collateral Trustee shall be held by the Collateral Trustee and released from time to time to pay the costs of repairing, restoring or replacing the affected property, or reinvesting such Net Proceeds in the Network, in each case in accordance with the terms of this Agreement and the applicable provisions of the Security Documents, subject to the provisions of the Security Documents regarding application of such Net Proceeds during a Default.

      (c) If any Net Proceeds retained by or paid over to the Collateral Trustee as provided above continue to be held by the Collateral Trustee on the date that any prepayment is due pursuant to Section 2.09(b) in respect of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to prepay Borrowings as provided in Section 2.09(b).

      SECTION 5.13.     INTEREST RATE PROTECTION.

      The Borrower will from time to time enter into and maintain in effect one or more Hedging Agreements the effect of which shall be to fix or limit the interest cost to the Borrower and the Subsidiaries with respect to such portion of the Loans as shall be necessary in order that, at all times at least 50% of the aggregate amount of Consolidated Indebtedness and Permitted Parent Debt shall be comprised of: (a) Indebtedness bearing interest at a fixed rate; (b) Indebtedness covered by such Hedging Agreements; or (c) a combination of fixed rate and hedged Indebtedness.

      SECTION 5.14.     ADDITIONAL SUBSIDIARIES; ADDITIONAL SECURITY DOCUMENTS.

      (a) If any Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and will cause such Subsidiary to become a party to an Additional Guarantee and the Indemnity and Contribution Agreement promptly, and in any event within five Business Days, thereafter. At the time of such formation or acquisition, the Borrower or the Parent (i) will cause such Subsidiary to enter into such Additional Security Documents in favor of the Collateral Trustee, in form and substance satisfactory to the Required Lenders, to obtain all necessary consents, and to take all other actions, in each case as necessary or appropriate to create and perfect Liens upon the assets of such Subsidiary that would be subject to the Initial Security Documents if owned by a Subsidiary party thereto or in the case of a Services Subsidiary, if owned by PF.Net Services, (ii) will cause legal counsel to deliver opinions as to the enforceability of such Security Documents, the creation and perfection of Liens thereunder, and such other matters as the Collateral Trustee and the Administrative Agent reasonably may request, (iii) cause any Persons other than the Borrower that owns or will acquire any equity interest in such Subsidiary to enter into a pledge agreement in favor of the Collateral Trustee, in form and substance reasonably satisfactory to the

Administrative Agent, to obtain all necessary consents, and to take all other actions, in each case as necessary or appropriate to create and perfect Liens upon such equity interest, and (iv) will take, or cause such Person and its officers to take, such other actions as the Collateral Trustee or the Administrative Agent reasonably may require in connection therewith.

      (b) Before any tangible Collateral (other than conduit and fiber) having a value in excess of $100,000, in the aggregate, is installed in any location or locations as to which AT&T Corp. or Touch America, Inc. has a possessory interest or has granted the Borrower or a Subsidiary a right of possession or use, the Borrower shall cause AT&T Corp. or Touch America, Inc., as the case may be, to execute and deliver to the Administrative Agent a Collateral Access Agreement in form and content mutually satisfactory to the Borrower and the Administrative Agent.

      (c) Whenever any tangible Collateral (other than conduit and fiber) having a value in excess of $100,000 is installed in any specific location in which any Person other than a Loan Party, AT&T Corp. or Touch America, Inc. has a possessory interest or has granted the Borrower or a Subsidiary a right of possession or use, the Borrower shall use, or cause a Subsidiary to use, commercially reasonable efforts (including a written request, a written follow-up request and at least one telephone call) to obtain and deliver to the Administrative Agent a Collateral Access Agreement in form and content mutually satisfactory to the Borrower and the Administrative Agent, executed by such Person. The Borrower shall not be required to offer any payments or other consideration or concessions to any such Person.

      SECTION 5.15.     SPECIAL PURPOSE SUBSIDIARIES.

      (a) The Borrower will maintain the corporate existence of a Subsidiary (such Subsidiary, "PF.NET PROPERTY") the sole business purpose of which will be to own all of the fee and leasehold interests in and to land and improvements and Fixtures on owned or leased land (all such interests and rights, the "REAL ESTATE RIGHTS"), except for the Excluded Real Estate Rights.

      (b) The Borrower will maintain the corporate existence of a Subsidiary (such Subsidiary, "PF.NET SERVICES") the sole business purpose of which will be
(i) to own all of the interests in and to rights of way, easements, licenses and other rights and interests with respect to real property and Dedicated Conduit other than the Real Estate Rights and all certificates, licenses and approvals of any Governmental Authority (other than certificates, licenses and approvals acquired by the Borrower or a Subsidiary other than PF.Net Services that are (A) required to operate the business of the Borrower or such Subsidiary in the ordinary course of business, (B) not essential to the operation of the Network and (C) permitted pursuant to the terms of the Loan Documents), in each case required for the acquisition, construction and operation of the Network (collectively, the "ROW/LICENSE RIGHTS"), except to the extent any such rights are held by a Services Subsidiary, (ii) to own leasehold interests or other rights to use in (but not direct ownership of) fiber, equipment and other personal property (not constituting Dedicated Conduit) owned by the Borrower or any Subsidiary (other than a Special Purpose Subsidiary) necessary or desirable to provide services to customers of the Network, (iii) to contract with and provide services to customers of the Network, maintain and operate the

Network, contract for and provide lit fiber services and engage in other activities related thereto and (iv) to own 100% of the equity interests in any other Subsidiary the sole business purpose of which will be the same in scope as described in the foregoing clauses (i), (ii) and (iii), but with respect only to a portion of the Network (a "SERVICES SUBSIDIARY").

      SECTION 5.16.     ACCOUNT CONTROL AGREEMENTS.

      Upon request by the Administrative Agent, the Borrower shall, and shall cause each Subsidiary to, execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument which the Administrative Agent may reasonably deem necessary or advisable to enable the Collateral Trustee to perfect and ensure priority by control of its security interest in Collateral consisting of Investment Property (as defined in the New York Uniform Commercial Code), but without granting the Collateral Trustee or Administrative Agent the power to withdraw or otherwise exercise dominion over such Collateral at any time when no Event of Default has occurred and is continuing.

      SECTION 5.17      WHOLLY-OWNED SUBSIDIARIES.

      The Borrower shall cause all of the Subsidiaries to be Wholly-Owned Subsidiaries of the Borrower.

      SECTION 5.18      OPERATING AND DEPOSIT ACCOUNTS.

      The Borrower shall at all times maintain each of its operating and deposit accounts (other than collection and disbursement accounts with an aggregate balance not exceeding $1,000,000) with a Lender that holds a Revolving Commitment, Tranche A-1 Commitment and/or a Tranche A-2 Commitment.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts (other than contingent or indemnity obligations which by their terms survive the termination of this Agreement) payable hereunder have been paid in full and all LOC Obligations shall have been terminated or reimbursed, each of the Parent and the Borrower covenants and agrees with the Lenders that:

      SECTION 6.01.     INDEBTEDNESS.

      The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness created under the Loan Documents, including any increase permitted by Section 2.06(f);

            (ii) subject to Section 6.04, Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

            (iii) Indebtedness of the Borrower or any Subsidiary outstanding on the Effective Date and set forth on Schedule 6.01 or relating to a Lien described in clause (iii) of Section 6.02;

            (iv) Indebtedness of the Borrower or any Subsidiary (other than a Special Purpose Subsidiary) incurred after the Effective Date to finance the acquisition, construction or improvement of any equipment, inventory, real property or other assets (other than rights of way, easements, licenses, conduit and intellectual property), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; PROVIDED that any such Indebtedness (A) is incurred prior to or within 90 days after such acquisition or the completion of such improvement or construction, as the case may be, (B) that is incurred in connection with any particular acquisition, improvement or construction does not exceed the cost of such acquisition, improvement or construction, and (C) may be secured only by the assets being financed thereby (and proceeds thereof); PROVIDED, FURTHER, that the aggregate principal amount of all outstanding Indebtedness incurred in reliance on this clause (iv) (including Indebtedness incurred pursuant to clause (v) below to refinance Indebtedness originally incurred pursuant to this clause (iv) and successive financings thereof) shall not exceed the Purchase Money Debt Limit at any time;

            (v) Indebtedness of the Borrower incurred to refinance any Indebtedness referred to in clause (iii) or (iv) above or this clause (v) and Indebtedness of any Subsidiary incurred to refinance any Indebtedness of such Subsidiary referred to in clause (iii) or (iv) above or this clause (v); PROVIDED that (A) the principal amount of any such Indebtedness shall not exceed the principal amount of, plus accrued interest and any prepayment premiums applicable to, the Indebtedness refinanced thereby, (B) any such Indebtedness shall have a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness refinanced thereby, (C) any such Indebtedness shall have a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness refinanced thereby (determined immediately prior to giving effect to such refinancing), (D) any such Indebtedness shall not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled Repayments taken into account in determining compliance with clause (C) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness refinanced thereby, and (E) any Indebtedness described in this clause (v) shall not be secured by any Lien other than Liens on assets securing the Indebtedness being refinanced thereby and shall not be guaranteed by any Subsidiary other than any Subsidiary that guaranteed the Indebtedness being refinanced;

            (vi) Unsecured Indebtedness of the Borrower that has a weighted average life to maturity and final maturity equal to or longer than the Tranche A-1 Term Loan and the

      Tranche A-2 Term Loan and does not exceed $50,000,000 in the aggregate; and other unsecured Indebtedness of the Borrower and its Subsidiaries (other than the Special Purpose Subsidiaries) not to exceed $5,000,000 in the aggregate at any time outstanding;

            (vii) Guaranty Obligations by the Borrower or any of its Subsidiaries (other than the Special Purpose Subsidiaries) of Indebtedness or other obligations of the Borrower or any of its Subsidiaries so long as such Indebtedness is permitted pursuant to the terms of this Agreement;

            (viii) Unsecured intercompany Indebtedness among the Borrower and its Subsidiaries, PROVIDED that any such Indebtedness shall be (A) fully subordinated to the Obligations hereunder on terms reasonably satisfactory to the Administrative Agent and (B) evidenced by promissory notes which shall be pledged to Collateral Trustee to secure the Obligations;

            (ix) amounts invoiced and currently payable for Vendor Product delivered or to be delivered under a Vendor Supply Agreement that are more than 60 days past due, in an aggregate amount not to exceed ********** (other than amounts that are the subject of a bona fide dispute).

      SECTION 6.02.     LIENS.

      The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (i)   Liens created under the Security Documents;

            (ii)  Permitted Encumbrances;

            (iii) any Lien on any property or asset of the Parent, the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; PROVIDED that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the Effective Date;

            (iv) Liens on equipment, inventory, real property or other assets (other than rights of way, easements, licenses, conduit and intellectual property) acquired, constructed or improved by the Borrower or a Subsidiary (other than a Special Purpose Subsidiary); PROVIDED that (A) such Liens secure only Indebtedness permitted by clause (iv) of Section
      6.01 or a refinancing thereof permitted by clause (v) of Section 6.01, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, construction or improvement of such equipment, inventory, real property or other assets, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such equipment, inventory, real property or other assets, (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary and (E) to the extent that the Borrower requests that the Collateral Trustee terminate its Liens with respect to any property subject to a Purchase Money Lien and proceeds thereof, such terminations shall only be with respect to the property (and proceeds thereof) set forth on Schedule 6.02(iv) hereto as the same may be updated from time to time pursuant to Section 5.01(c) by the submission of a certificate of a Responsible Officer identifying the property so financed, the terms of such financing and the duration of such agreement, it being expressly understood and agreed that (x) neither the Borrower nor any Subsidiary shall grant a security interest with respect to such property and the proceeds thereof to any Person other than the holder of the Purchase Money Lien and (y) upon the payment in full of the Indebtedness permitted by clause (iv) of Section 6.01 that is secured by such Purchase Money Lien, the Borrower shall promptly, but in any event within 5 Business Days of such event, notify the Administrative Agent thereof and execute any and all documentation required by the Administrative Agent and/or the Collateral Trustee to reinstate the Lien of the Collateral Trustee with respect to such property and the proceeds thereof, confirm the release of such Purchase Money Lien and terminate all financing statements filed in respect thereof; and

            (v) Liens on Vendor Product pursuant to the terms of the applicable Vendor Supply Agreement or other agreement for the supply of Vendor Product; PROVIDED that (A) such Liens secure only amounts invoiced and currently payable for Vendor Product delivered or to be delivered under a Vendor Supply Agreement, on an invoice-by-invoice basis, (B) the amount of liabilities secured by a Lien on Vendor Product covered by any particular invoice shall consist solely of the unpaid purchase price due the vendor providing such Vendor Product, as set forth in such invoice, (C) such Liens do not at any time encumber any property other than Vendor Product for which the vendor providing such Vendor Product has not received (on an invoice-by-invoice basis) payment in full, (D) such Liens shall be released as to Vendor Product covered by any particular invoice when the purchase price set forth in such invoice is paid in full to the vendor providing such Vendor Product and (E) such Liens shall not include Liens securing the Cisco Purchase Commitment.

      SECTION 6.03.     FUNDAMENTAL CHANGES.

      (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) the Borrower may merge with or into any other Person so long as the Borrower is the surviving entity and remains a wholly-owned subsidiary of the Parent, (ii) subject to
Section 6.12, any Subsidiary may merge with or into any other wholly-owned Subsidiary in a transaction in which the surviving entity is a Subsidiary and any Subsidiary may merge with or into Borrower in a transaction in which the Borrower is the surviving entity, (iii) subject to

Section 6.12, any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another wholly-owned Subsidiary, and the Borrower may sell, transfer, lease or otherwise dispose of its assets to any wholly-owned Subsidiary, and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in its best interests and is not disadvantageous to the Lenders.

      (b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than a Qualifying Business and any businesses incidental, related or ancillary to, or which are entered into as a means of facilitating or enhancing, any of the foregoing.

      SECTION 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS; ASSET SALES.

      (a) The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (i)   Permitted Investments;

            (ii) investments by the Borrower in the capital stock of the Subsidiaries and investments by any Subsidiary (other than a Special Purpose Subsidiary) in the capital stock of other Subsidiaries; PROVIDED that PF.Net Services may invest in the capital stock of any Services Subsidiary;

            (iii) loans, advances or guarantees made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary; PROVIDED that any such Indebtedness shall be subordinated to the Obligations pursuant to the Guarantees;

            (iv) (A) payroll, travel and similar advances made in the ordinary course of business that are expected at the time such advances are made ultimately to be treated as expenses in accordance with GAAP and (B) so long as no Default has occurred and is continuing, other loans and advances by the Borrower or any Subsidiary to its respective directors, officers or employees (I) in an aggregate principal amount not exceeding $500,000 in the aggregate at any one time outstanding in each fiscal year,
      (II) in the ordinary course of business, not exceeding $4,000,000 in the aggregate at any one time outstanding in each fiscal year for relocation costs, (III) to purchase or otherwise acquire capital stock of the Parent or options or warrants for the issuance of capital stock of the Parent; PROVIDED that the aggregate amount so invested under this clause (III) during any fiscal year of the Borrower, together with all amounts paid by the Parent to pay Permitted Parent Liabilities of the type described in clause (iv) of the definition of "Permitted

      Parent Liabilities", shall not exceed (x) $3,000,000 PLUS the amount carried forward from the immediately preceding fiscal year PLUS (y) net cash proceeds received since the Effective Date from the issuance of equity interests of the Parent to directors, officers and employees and
      (iv) with respect to the hiring of key employees of the Borrower, loans and/or bonus payments to such key employees in an aggregate amount not to exceed $10,000,000 during the term of this Agreement;

            (v) guarantees by the Borrower or any Subsidiary (other than the Special Purpose Subsidiaries) of any obligations arising in the ordinary course of any other Subsidiary or of the Borrower;

            (vi) guarantees by the Borrower or any Subsidiary (other than the Special Purpose Subsidiaries) of any obligations arising out of, or in connection with, the Cisco Supply Agreement;

            (vii) investments existing on the Effective Date and set forth on
      Schedule 6.04; and

            (viii) the Guarantees.

      (b) The Borrower will not, and will not permit any Subsidiary to, make an Asset Sale or other disposition of the assets or property of the Borrower or any Subsidiary, nor will the Borrower issue (other than to the Parent), or permit any Subsidiary to issue (other than to the Borrower or a wholly-owned Subsidiary), any additional shares of its capital stock or other ownership interest, except:

            (i) sales of Permitted Investments in the ordinary course of business;

            (ii) transfers constituting investments permitted by paragraph (a) of this Section 6.04 or Restricted Payments permitted by Section 6.06;

            (iii) subject to Section 6.12, sales, transfers and dispositions to the Borrower or a Subsidiary;

            (iv) sales, transfers and dispositions of obsolete, uneconomic or surplus assets made when no Default has occurred and is continuing;

            (v) Dark Fiber/Conduit Dispositions, so long as the Borrower complies with the requirements of Section 2.09, and so long as, after giving effect to such disposition, the Borrower would retain at least 24 fiber optic strands per route mile on each Segment or at least 12 fiber optic strands and one empty conduit per route mile on each Segment (in each case, only if such Segment is a Segment of the original 6400 miles of the Network that was constructed by the Borrower);

            (vi) Fiber Swaps, so long as the Borrower complies with the requirements of Section 2.09;

            (vii) Asset Sales, including sales of Segments, so long as the Borrower complies with the requirements of Section 2.09;

            (viii) transfers of assets to AT&T Corp. pursuant to the AT&T Agreement as in effect on May 24, 2001, or as amended with the consent of the Administrative Agent if such consent is required pursuant to Section 6.11; and

            (ix) sales, leases, conveyances and other dispositions of assets and rights in the ordinary course of business.

PROVIDED that (A) all sales, transfers, leases and other dispositions permitted hereby (other than pursuant to clause (iii) above) shall be made for fair value and for consideration that is at least 75% cash, or, in the case of Fiber Swaps, for consideration that is fiber optic strands, conduit and, to the extent of other consideration, at least 75% cash; (B) all Dark Fiber/Conduit Dispositions pursuant to clause (v) above shall be made in accordance with the requirements set forth in the Side Letter, to the extent then applicable; (C) neither the Borrower nor any Subsidiary shall transfer to the Parent any assets used or purchased for use in the operation of the Network; and (D) neither the Borrower nor any Subsidiary principally located or organized within the United States shall make loans to, make other investments in, or transfer assets held in the United States to, any Subsidiary principally located or organized in any country other than the United States, if the transaction would cause Total U.S. Assets to be less than 75% of Consolidated Total Assets. (The foregoing shall not limit in any respect the obligations of the Borrower in respect of the creation, perfection and priority of the Collateral Trustee's security interests in the Collateral.) As used in this Section, "Consolidated Total Assets" means, as of any date of determination, the total tangible assets of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP; and "Total U.S. Assets" means Consolidated Total Assets MINUS that portion of such tangible assets that (without double-counting) are (i) located outside the United States, (ii) are located within the United States but are owned by consolidated Subsidiaries not principally located or organized in the United States, and (iii) loans to and other investments in any Person that is not principally located or organized in the United States, other than a consolidated Subsidiary. For purposes of the foregoing proviso and definitions, the United States shall include Puerto Rico and all other territories or possessions of the United States.

      SECTION 6.05.     HEDGING AGREEMENTS.

      The Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements required by Section 5.13 and other Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

      SECTION 6.06.     RESTRICTED PAYMENTS.

      The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except: (i) the Borrower may make Restricted Payments to the Parent in additional shares of its common stock or Permitted Preferred Stock (including options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock); (ii) the Borrower may make Restricted Payments to any Subsidiary which has executed the Initial Guarantee or an Additional Guarantee, and each Subsidiary may make Restricted Payments to the Borrower or to any other Subsidiary which has executed the Initial Guarantee or an Additional Guarantee; (iii) the Borrower may make dividends and distributions in respect of its common stock or Permitted Preferred Stock in cash at such times and in such amounts as shall be necessary to permit the Parent to pay Permitted Parent Expenses when due and to permit the Borrower to comply with its obligations under the Tax Sharing Agreement; (iv) until the date that is 30 months after the Effective Date, so long as no Default under Section 7.01(a),
(b), (h), (i) or (j) has occurred and is continuing, the Borrower may make cash dividends in respect of its common stock or Permitted Preferred Stock at such times and in such amounts as shall be necessary to permit the Parent to pay Permitted Parent Liabilities (other than Permitted Parent Liabilities described in clause (iv) of the definition thereof) when due and to permit the Parent to fund any Permitted Interest Fund; (v) on and after the date that is 30 months after the Effective Date, so long as (A) no Default under Section 7.01(a), (b),
(h), (i) or (j) has occurred and is continuing and (B) no Blockage Period is then in effect, the Borrower may make dividends and distributions in respect of its common stock or Permitted Preferred Stock at such times and in such amounts as shall be necessary (1) to permit the Parent to pay Permitted Parent Liabilities (other than Permitted Parent Liabilities described in clause (iv) of the definition thereof) when due and (2) to permit the Parent to fund any Permitted Interest Fund; and (vi) so long as no Default has occurred and is continuing, the Borrower may make cash dividends in respect of its common stock or Permitted Preferred Stock at such times and in such amounts as shall be necessary to permit the Parent to pay Permitted Parent Liabilities of the type described in clause (iv) of the definition thereof.

      SECTION 6.07.     TRANSACTIONS WITH AFFILIATES.

      The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of the Affiliates of the Borrower, except (a) in the case of transactions between the Borrower or any Subsidiary and Affiliates of the Borrower that are not wholly-owned Subsidiaries, transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly-owned Subsidiaries not involving any other Affiliate and (c) the Existing Agreements.

      SECTION 6.08.     RESTRICTED AGREEMENTS.

      The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or to guarantee Indebtedness of the Borrower; PROVIDED that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, and (b) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

      SECTION 6.09.     REPAYMENT OF INDEBTEDNESS.

      The Borrower will not make any Repayment in respect of, or make any payment in violation of any subordination agreement in respect of, any Indebtedness of the Borrower or any Subsidiary except (a) Repayment of Indebtedness resulting in a prepayment of Loans pursuant to Section 2.09(d) and
(b) Repayments described in any of the clauses of the proviso to Section
2.09(d).

      SECTION 6.10.     LIMITATION ON SALE-LEASEBACK TRANSACTIONS.

      The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital asset that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

      SECTION 6.11.     MATERIAL CONTRACTS.

      The Borrower will not, and will not permit any Subsidiary to, (a) amend, modify, supplement, waive or terminate (prior to its expiration in accordance with its terms as in effect on the Second Amendment Effective Date) the AT&T Agreement in any manner that, taken as a whole, is adverse to the interests of Lenders or (b) amend or modify the Cisco Supply Agreement to provide that less than **** of the invoiced cost of Cisco Products supplied thereunder may be financed by Tranche A-3 Loans. The Borrower will not, and will not permit any Subsidiary to, amend, modify, supplement, waive or terminate (prior to its expiration in accordance with its terms as in effect on the Second Amendment Effective Date) the Tax Sharing Agreement in any manner that is adverse to the interests of the Lenders without the prior written consent of the Administrative Agent. The Borrower will not, and will not permit any Subsidiary to, amend, modify, supplement, waive or terminate (prior to its expiration in accordance with its terms as in effect on the Second Amendment Effective Date) any agreement, instrument or License related to the acquisition, ownership, construction or operation of the Network, or any other material agreement, instrument or License to which Borrower or such Subsidiary is a party, in each case, in any manner that would have a Material Adverse Effect.

      SECTION 6.12.     SPECIAL PURPOSE SUBSIDIARIES.

      (a) The Borrower will not, and will not permit any Subsidiary or any other Person other than PF.Net Property to, directly own any Real Estate Rights other than Excluded Real Estate Rights. The Borrower will not (i) permit PF.Net Property to engage in any business or activity other than the acquisition, ownership, and maintenance of the Real Estate Rights (other than Excluded Real Estate Rights) and the properties and assets subject thereto, and any activities incidental or ancillary to, or which are engaged in as a means of facilitating or enhancing such activities, or (ii) permit PF.Net Property to incur or suffer to exist any Lien on any of the Real Estate Rights (other than Excluded Real Estate Rights) or any of the property or assets subject thereto other than the Liens of the Security Documents and Permitted Encumbrances (other than those described in clauses (c), (d), (i) and (j) of the definition of such term in
Section 1.01).

      (b) The Borrower will not, and will not permit any Subsidiary or any other Person other than PF.Net Services or any Services Subsidiary, to directly own any ROW/License Rights. The Borrower will not (i) permit PF.Net Services or any Services Subsidiary to engage in any business or activity other than the business and activities described in Section 5.15(b), and any activities incidental to, or which are engaged in as a means of facilitating such activities, (ii) permit PF.Net Services or any Services Subsidiary to incur or suffer to exist any Lien on any of the ROW/License Rights or any of the property or assets subject thereto other than the Liens of the Security Documents and Permitted Encumbrances or (iii) permit PF.Net Services or any Services Subsidiary to incur or suffer to exist any Indebtedness other than Indebtedness permitted to be incurred by such Subsidiary under Section 6.01.

      (c) The Borrower agrees that all Network supply shall be initially purchased by PF.Net Supply Corp. and all construction activities and/or services will be conducted by or for PF.Net Construction Corp.

      SECTION 6.13.     MINIMUM ROUTE MILES AND SEGMENTS/LINKS.

      Prior to the Conversion Date, the Borrower will not at any time permit minimum route miles of the Network, or Segments or links of the Network, as of any date set forth therein, to be less than the number of minimum route miles required under Section 29.11 of the AT&T Agreement (unless such requirement is waived by AT&T in accordance with the AT&T Agreement); PROVIDED that so long as the Borrower is exercising its rights to cure a default under the AT&T Agreement such that such failure has not become an event of default under the AT&T Agreement, Borrower shall be deemed to be in compliance with this Section 6.13.

      SECTION 6.14.     MINIMUM CUMULATIVE DARK FIBER/CONDUIT REVENUE/PROCEEDS.

      The Borrower will not at any time permit the sum of Cumulative Dark Fiber/Conduit Revenue/Proceeds, as of the most recent Quarterly Date to be less than the amount set forth below opposite such date:

          ---------------------------------------------------------
                 QUARTERLY DATE          MINIMUM CUMULATIVE DARK
                                              FIBER/CONDUIT
                                        REVENUE/PROCEEDS (IN 000'S)
          ---------------------------------------------------------
                 March 31, 2001                   34,400
                  June 30, 2001                   50,000
               September 30, 2001                 55,000
                December 31, 2001                 75,000
                 March 31, 2002                  115,000
                  June 30, 2002                  155,000
               September 30, 2002                175,000
                December 31, 2002                210,000
                 March 31, 2003                  240,000
                  June 30, 2003                  280,000
               September 30, 2003                300,000
                December 31, 2003                320,000
                 March 31, 2004                  335,000
                  June 30, 2004                  350,000
               September 30, 2004                355,000
                December 31, 2004                365,000
          ---------------------------------------------------------

      SECTION 6.15.     MINIMUM CONSOLIDATED OPERATING REVENUES.

      The Borrower will not at any time permit Consolidated Operating Revenues for the period of four consecutive calendar quarters then most recently ended (other than any such period ended after the Conversion Date) to be less than the amount set forth below opposite the date on which such period ended:

          ---------------------------------------------------------
                  Four Calendar            Minimum Consolidated
                 Quarters Ended        Operating Revenues (in 000's)
          ---------------------------------------------------------
                December 31, 2001                 15,000
                 March 31, 2002                   45,000
                  June 30, 2002                   90,000
               September 30, 2002                140,000
                December 31, 2002                195,000
                 March 31, 2003                  248,000
                  June 30, 2003                  302,000
               September 30, 2003                370,100
          ---------------------------------------------------------

      SECTION 6.16.     CONSOLIDATED EBITDA.

      The Borrower will not at any time permit Consolidated EBITDA for the period of four consecutive calendar quarters then most recently ended (other than any such period ended after the Conversion Date) to be less than the amount set forth below opposite the date on which such period ended:

          ---------------------------------------------------------
          Four Calendar Quarters Ended     Consolidated EBITDA
                                                (in 000's)
          ---------------------------------------------------------
                 March 31, 2001                  (25,100)
                  June 30, 2001                  (46,900)
               September 30, 2001                (65,800)
                December 31, 2001                (77,000)
                 March 31, 2002                  (71,000)
                  June 30, 2002                  (53,200)
               September 30, 2002                (18,300)
                December 31, 2002                 28,700
                 March 31, 2003                   59,200
                  June 30, 2003                   98,300
               September 30, 2003                134,200
          ---------------------------------------------------------

      SECTION 6.17.     TOTAL LEVERAGE RATIO.

      The Borrower will not at any time on or prior to the Conversion Date permit the Total Leverage Ratio to be greater than 0.45 to 1.00:

      SECTION 6.18.     CONSOLIDATED LEVERAGE RATIO.

      The Borrower will not at any time after the Conversion Date permit the Consolidated Leverage Ratio during any period set forth below to be greater than the ratio set forth opposite such period:

          -----------------------------------------------------------
                                                   Consolidated
                Period                            Leverage Ratio
          -----------------------------------------------------------
          At any time after the Conversion
          Date to December 31, 2002                 9.00:1.00
          January 1, 2003 to March 31, 2003         7.25:1.00
          April 1, 2003 to June 30, 2003            6.00:1.00
          July 1, 2003 to September 30, 2003        4.00:1.00
          October 1, 2003 to December 31, 2003      3.50:1.00
          January 1, 2004 to December 31, 2004      3.00:1.00
          January 1, 2005 and Thereafter            2.00:1.00
          -----------------------------------------------------------

      SECTION 6.19.     FIXED CHARGE COVERAGE RATIO.

      The Borrower will not at any time after the Conversion Date permit the Fixed Charge Coverage Ratio during any period set forth below to be less then the ratio set forth below opposite such period:

          ---------------------------------------------------------
                                                   Fixed Charge
                Period                            Coverage Ratio
          ---------------------------------------------------------
          At any time after the Conversion
          Date to December 31, 2002                   0.45:1.00
          January 1, 2003 to March 31, 2003           0.55:1.00
          April 1, 2003 to June 30, 2003              0.60:1.00
          July 1, 2003 to September 30, 2003          0.70:1.00
          October 1, 2003 to December 31, 2003        0.75:1.00
          January 1, 2004 to March 31, 2004           0.90:1.00
          April 1, 2004 to June 30, 2004              1.00:1.00
          July 1, 2004 to December 31, 2004           1.10:1.00
          January 1, 2005 and Thereafter              1.25:1.00
          ---------------------------------------------------------

      SECTION 6.20.     CUMULATIVE CAPITAL EXPENDITURES.

      The Borrower will not at any time permit Cumulative Capital Expenditures as of any date during any fiscal year set forth below to exceed the amount set forth opposite such fiscal year:

          -------------------------------------------------
                                     Cumulative Capital
                Fiscal Year             Expenditures
          -------------------------------------------------
                    2001                 $  989,571,000
                    2002                 $1,208,723,000
                    2003                 $1,314,523,000
                    2004                 $1,423,945,000
                    2005                 $1,592,375,000
                    2006                 $1,743,700,000
          -------------------------------------------------

; PROVIDED, HOWEVER, the Cumulative Capital Expenditure limitation for any fiscal year shall be increased by the sum of (a) the amount of all Indebtedness permitted by Section 6.01 (except Loans under the Commitments in the amount outstanding or committed hereunder on the Second Amendment Effective Date) that is used for Capital Expenditures after the Second Amendment Effective Date, (b) all cash contributions to capital and cash proceeds from the issuance and sale of capital stock received by the Borrower after the Second Amendment Effective Date (other than cash contributions to capital and cash proceeds from the issuance and sale of capital stock to extent used by the Borrower to satisfy the minimum Cumulative Dark Fiber/Conduit Revenue/Proceeds covenant set forth in
Section 6.14), to the extent not required to be used to prepay the Loans or cash collateralize LOC Obligations (to the extent required by Section 2.09(h)) pursuant to Section 2.09(e) and which is actually used for Capital Expenditures,
(c) the amount of Asset Sale proceeds, condemnation proceeds and insurance proceeds from a casualty event that are reinvested in Capital Expenditures, (d) the amount of Cumulative Dark Fiber/Conduit Gross Proceeds in excess of $230,000,000, to the extent not required to be used to prepay the Loans or cash collateralize LOC Obligations (to the extent required by Section 2.09(h)) pursuant to Section 2.09(b)(i) and which is actually used for Capital Expenditures and (e) all Excess Cash Flow not required to be used to prepay Loans or cash collateralize LOC

Obligations (to the extent required by Section 2.09(h)) pursuant to the terms of
Section 2.09(c) and which is actually used for Capital Expenditures.

      SECTION 6.21.     USE OF COLLATERAL.

      (a) Except as otherwise provided in clause (c) of this Section 6.21, the Borrower will not permit, and will not permit any Subsidiary to permit, any tangible asset constituting Collateral to be located (i) outside a Permitted UCC Jurisdiction, (ii) outside the possession of the Borrower or a Subsidiary or
(iii) on any property not (A) owned by the Borrower or a Subsidiary, (B) subject to the ROW License, or (C) leased by the Borrower or a Subsidiary (or subject to an interconnection agreement granting rights to the Borrower or Subsidiary substantially similar to a lease); provided that in the case of this clause (C) the Borrower will comply with its obligations under Sections 5.14(b) and 5.14(c).

      (b) This Section 6.21 shall not be construed to prohibit (i) the return of any asset constituting Collateral to the vendor thereof for repairs, services, modifications or other similar purposes or (ii) the storage of any asset constituting Collateral in any warehouse or similar facility.

      (c) The Borrower will not permit any asset constituting Collateral to be located outside a Permitted UCC Jurisdiction unless (i) the Borrower shall have notified the Administrative Agent reasonably in advance of any such assets being transferred outside the Permitted UCC Jurisdiction and (ii) the Required Lenders shall be reasonably satisfied that (A) the laws of the jurisdiction in which such assets are to be located adequately protect the interests of the Lenders in such Collateral, (B) the security interests in such Collateral granted under the Security Documents will continue to be adequately protected and perfected, (C) there are not any material risks relating to the political or economic stability of the jurisdiction in which such Collateral is to be located or the Person that will possess such Collateral in such jurisdiction, and (D) the location of such Collateral in such jurisdiction is not otherwise materially disadvantageous to the Lenders. The Borrower shall deliver to the Administrative Agent such legal opinions addressed to the Lenders and other documentation as the Administrative Agent, or the Required Lenders shall reasonably request in connection with their consideration or approval of any proposed transfer of Collateral outside a Permitted UCC Jurisdiction.

      SECTION 6.22.     CHANGES TO FISCAL YEAR.

      The Borrower will not change the fiscal year applicable to it and its consolidated Subsidiaries without the prior consent of the Administrative Agent.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      SECTION 7.01.     EVENTS OF DEFAULT.

      If any of the following events ("EVENTS OF DEFAULT") shall occur:

      (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due (other than as a result of a Lender's failure to make a Mandatory Borrowing with respect to such unreimbursed LOC Obligations) in accordance with the terms hereof;

      (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under the Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three
(3) days;

      (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect (or, in the case of any representation or warranty that is not qualified as to materiality, in any material respect) when made or deemed made;

      (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a)(i), 5.04 (with respect to its legal existence and subject to the proviso contained therein) or 5.10 or in Article VI;

      (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the date the Borrower acknowledges such failure in a written notice delivered to Administrative Agent and (ii) the date notice is given by the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

      (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any period of grace expressly applicable thereto);

      (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any period of grace expressly applicable thereto) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

      (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (i) the Parent, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

      (j) the Parent, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

      (k) one or more judgments for the payment of money in an aggregate amount in excess of $6,000,000 shall be rendered against the Parent, the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent, the Borrower or any Subsidiary to enforce any such judgment;

      (l) any Lien on any material portion of the Collateral purported to be created under the Security Documents shall cease to be, or shall be asserted by the Parent, the Borrower or any Subsidiary not to be, a valid and perfected Lien on any Collateral, with the priority required by the Security Documents, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

      (m)   a Change in Control shall occur;

      (n) the loss, revocation, suspension or material impairment of any license or agreement (or combination of licenses and agreements) of the Parent, or the Borrower or any of the Subsidiaries shall occur that results in or could reasonably be expected to result in a Material Adverse Effect;

      (o) expiration, termination or cancellation of, or suspension of performance under, or unenforceability in whole or in part of, any Loan Document, or the exercise by any Loan Party of its rights to cancel, terminate, suspend or discontinue performance thereunder, or the assertion by any Loan Party that such Loan Document is unenforceable against it in whole or in part;

      (p) (i) AT&T shall have delivered a notice of termination of the AT&T Agreement prior to its scheduled expiration as in effect on the Second Amendment Effective Date, or (ii) AT&T shall have failed to pay the amount due pursuant to
Section 10.2A of the AT&T Agreement and such failure shall have continued for 30 days after such due date, (iii) AT&T shall be in arrears for 45 days or more in payments due under the AT&T Agreement in an aggregate amount of $10 million or more, (iv) AT&T shall have repudiated its obligations under the AT&T Agreement or shall generally refuse to make payments thereunder and such repudiation or refusal to pay shall have continued for 10 days or more after notice thereof, or
(v) the AT&T Agreement shall have been terminated for any reason prior to its scheduled expiration as in effect on the Second Amendment Effective Date;

      (q) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

      (r) the Parent shall have failed to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole and such failure shall continue unremedied for thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

      (s) the Parent shall have merged into or consolidated with any other Person, or shall have permitted any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve (except that, if at the time thereof and immediately after giving effect thereto no other Default shall have occurred and be continuing, the Parent may merge with or into any other Person so long as the Parent is the surviving entity); or

      (t) any ownership interest in any rights of way, easements, licenses, intellectual property (other than tradenames), conduit, fiber, Fixtures, equipment, points of presence or real property constituting part of or used for the Network shall be owned by the Parent or by any subsidiary of the Parent other than the Borrower or any Subsidiary of the Borrower which has executed the Initial Guaranty or an Additional Guaranty; provided, however that nothing contained herein shall prohibit the licensing of intellectual property among Affiliates of the Borrower on an arms-length basis.

      (u) at any time prior to the earlier of (i) the first date on which the amount of Cumulative Dark Fiber/Conduit Gross Proceeds exceeds $300,000,000 and
(ii) September 30, 2003, the amount of (A) cash on hand, cash in deposit or operating accounts and Permitted Investments of the Borrower and its Subsidiaries not subject to any Lien other than a Lien in favor of the Collateral Trustee or Liens for de minimus amounts owing in favor of a financial intermediary for the administration of accounts relating to such Permitted Investments, PLUS (B) all unfunded commitments with respect to Indebtedness permitted by Section 6.01(i) (except the unfunded Tranche A-3 Commitments, except to the extent the proceeds thereof may be used to refinance payments previously made for Capital Expenditures), Section 6.01(iv) (only to the extent the proceeds thereof may be used to refinance payments previously made for Capital Expenditures) and Section 6.01(vi), in each case only to the extent the lenders providing such Indebtedness are fully obligated to fund such commitments, shall be less than $25,000,000 in the aggregate;

      then, and in every such event (other than an event with respect to the Borrower or any Subsidiary described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding and all other amounts owing under this Agreement to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under such Letters of Credit, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including the amount necessary to cash collateralize the outstanding Letters of Credit), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or any Subsidiary described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including the amount necessary to cash collateralize the outstanding Letters of Credit), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                                   THE AGENTS

      Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

      Any Person serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

      The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Loan Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

      Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the approval of the Borrower (which approval shall not be unreasonably withheld or delayed and, if an Event of Default has occurred and is continuing, shall not be required). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

      Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

      None of the Persons identified from time to time on the facing pages or signature pages of, or otherwise in, this Agreement as a "co-agent," an "arranger," a "syndication agent," a "book manager," a "documentation agent" or a "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent," an "arranger," a "syndication agent," a "book manager," a "documentation agent" or a "co-documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

      Each Lender hereby irrevocably authorizes the Collateral Trustee to take the following actions and hereby irrevocably authorizes the Administrative Agent, on behalf of such Lender, to direct the Collateral Trustee (and the Administrative Agent agrees to so direct the Collateral Trustee) to take such actions, at the request of the Borrower in respect of any and all Liens granted to the Collateral Trustee pursuant to the Security Documents: (i) to release such Liens insofar as they attach to property that is sold, leased, or otherwise disposed of in a transaction not prohibited by Section 6.04(b), (ii) to release such Liens upon any and all property of the Loan Parties (and to terminate the trust under the Trust Agreement) upon payment in full of the Loans, LOC Obligations and all other amounts (other than contingent or indemnity obligations which by their terms survive the termination of this Agreement) to be paid pursuant to the Loan Documents and upon termination of the Commitments,
(iii) to release or, at the option of the Borrower, to subordinate such Liens, upon the request of the Borrower, insofar as they attach to any property that is the subject of a Purchase Money Lien listed on Schedule 6.02(iv) (as from time to time supplemented by the Borrower) and the proceeds of such property.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01.     NOTICES.

      Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a) if to the Borrower, to it at 1800 Alexander Bell Drive, 4th Floor, Reston, Virginia 20191, Attention: Chief Financial Officer (Telecopy No. 703-391-6804);

      (b) if to the Collateral Trustee, to it at 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust-Lucent/PF.Net Collateral Trust (Telecopy No. 617-664-5371);

      (c) if to the Administrative Agent, to it at 201 South College Street, NC0680/CP23, Charlotte, North Carolina 28288-0608, Attention: Syndication Agency Services (Telecopy No. 704-383-3721;

      (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

      Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 9.02.     WAIVERS; AMENDMENTS.

      (a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

      (b) Subject to the terms of Section 2.06(f), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest on such Loan, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Sections 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (it being understood that Lenders that fund any increase in the Commitments under Section 2.06(f) shall be entitled and obligated to share equally and ratably as set forth in such Section), (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (it being understood that Lenders that commit to fund any increase in the Commitments under Section 2.06(f) shall be entitled to vote their Commitments as increased, and such increased Commitments shall be taken into account for purposes of determining whether any action has been taken or approved by the Required Lenders), (vi) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided therein), without the written consent of each Lender, (vii) release the Parent or any Subsidiary from its guarantee under the Guarantees (except as expressly provided in such Guarantees) or limit or condition its obligations thereunder, without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans of each affected Class and, in the case of a Class with respect to which the Availability Period has not ended, a majority in interest of the Commitments (in addition to any other consents required by this sentence); PROVIDED, FURTHER, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Lender without the prior written consent of such Agent or the Issuing Lender, as applicable.

      SECTION 9.03.     EXPENSES; INDEMNITY; DAMAGE WAIVER.

      (a) The Borrower shall pay (i) all costs and expenses incurred by First Union, CSCC and the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for CSCC and the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of the Loan Documents (including, in the case of First Union, expenses incurred in connection with its due diligence activities) and (ii) all costs and expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with (A) the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (B) in the case of First Union, CSCC (so long as the CSCC Lenders hold in the aggregate, at least *** of the unfunded and available Tranche A-3 Commitments and outstanding Tranche A-3 Loans) and the Administrative Agent, the administration of, and any amendments, modifications, waivers or supplements of or to the provisions of, any of the Loan Documents. Any provision of this Section 9.03(a) that specifically relates to CSCC or a CSCC Lender shall not be amended, modified or waived without the prior written consent of CSCC.

      (b) The Borrower hereby indemnifies and holds harmless each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE"), against, and holds each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent, the Borrower or any of the Subsidiaries or at which any Collateral is located, or any Environmental Liability related in any way to the Parent, the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or
(v) with respect to the Administrative Agent, its administration of the Tranche A-3 Loans and Borrowings thereof; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total outstanding Loans and Commitments at the time. Any provision of this Section 9.03(c) that specifically relates to CSCC or a CSCC Lender shall not be amended, modified or waived without the prior written consent of CSCC.

      (d) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

      (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

      SECTION 9.04.     SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties, the Administrative Agent and of each the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more Eligible Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that (i) except as provided in clause (ii) below and in the case of an assignment to a Lender or an Affiliate of a Lender, so long as no Default shall have occurred and be continuing prior consent of the Borrower must be obtained for such assignment (which consent shall not be unreasonably withheld (for purposes of this provision, it shall not be unreasonable for the Borrower to withhold its consent to assignment to a William Koch Entity)) and if a Default is continuing prior consent of the Borrower must be obtained for any assignment to a William Koch Entity, (ii) in the case of any assignment by a Lender of its Commitment or the Loans at the time owing to it, to one or more Eligible Persons, the Borrower's consent shall not be required (except the prior consent of the Borrower must be obtained for any assignment to a William Koch Entity) so long as any assignment of its Commitment is made to any Eligible Person (A) which is a commercial bank organized under the laws of the United States, or any state thereof, or under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, if such bank is acting through a branch or agency located in the United States, in each case having a combined capital and surplus of at least $100,000,000, or any Subsidiary or Affiliate thereof, (B) whose debt is rated "A" or better by S&P or "A" or better by Moody's, or (C) which otherwise is capable of meeting its funding obligations hereunder (as reasonably determined by such Lender after first giving the Borrower ten Business Days' prior written notice of its intent to make such determination), PROVIDED, that a CSCC Lender may at any time assign its Commitment to a Person not meeting any of the foregoing criteria if such CSCC Lender remains (and delivers to the Borrower and the Administrative Agent written confirmation that it remains) obligated to fulfill its funding obligations under such Commitment, whether through recourse to such CSCC Lender or otherwise, (iii) the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed and shall not be required in the case of an assignment by a CSCC Lender), (iv) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or entire remaining Loans of any Class, the amount of the Commitment and Loans of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent,
(v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Each Lender making an assignment pursuant to this Section 9.04(b) shall give written notice to the Borrower stating that (A) the Lender desires to make such assignment or sale, and (B) the name and address of the proposed assignee. Within ten (10) days after receipt of the Lender's written notice, if the Borrower delivers a written notice to the Lender stating that the proposed assignee is unacceptable, then, unless a Default shall have occurred and be continuing, such Lender shall have no right to assign all or any portion of its rights and obligations under this Agreement to such proposed assignee; PROVIDED, that this sentence does not apply to any assignment by a Lender (whether to an Eligible Person or otherwise) that satisfies the requirements set forth in clause (ii) above. If the Borrower does not provide such written notice within ten (10) days of its receipt of such assignment request, the Borrower shall be deemed to have consented to such transfer. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. So long as any CSCC Lender holds any Tranche A-3 Loans or any Tranche A-3 Commitment, any provision of this Section

9.04(b) or Section 9.04(c) that specifically relates to a CSCC Lender shall not be amended, modified or waived without the prior written consent of CSCC.

      (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Trustee and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing fee referred to in clause (iv) of paragraph (b) of this Section, subject to the Borrower's and Administrative Agent's right to consent to such assignment to the extent provided in paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (e) Any Lender may, with the consent of the Borrower and the Administrative Agent (which shall not be required in the case of a sale of participations by a CSCC Lender and which shall otherwise not be unreasonably withheld (for purposes of this provision it shall not be unreasonable for the Borrower to withhold its consent for a sale of a participation to a William Koch Entity)), sell participations to one or more Eligible Persons (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Trustee and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13,
2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, PROVIDED that such Participant agrees for the benefit of Borrower and the other parties hereto to be subject to Sections 2.15(f) and 2.17 as though it was a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of

Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

      (f) A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

      (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 9.05.     SURVIVAL.

      All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the Repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 9.06.     COUNTERPARTS; INTEGRATION; EFFECTIVENESS.

      This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, each Assignment and Acceptance and any additional letter agreements with respect to the agreement of the Parent and the Borrower to cooperate with First Union with respect to marketing, selling or syndicating Loans and Commitments or with respect to fees payable to First Union or any Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.07.     SEVERABILITY.

      Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.08.     RIGHT OF SETOFF.

      If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.09.     GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                        PROCESS.

      (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

      (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) The Borrower hereby irrevocably appoints and designates Corporation Service Company, whose address is Two World Trade Center, Suite 8746, New York, New York 10048, or any other person having and maintaining a place of business in the State of New York whom the Borrower may from time to time hereafter designate (having given 30 days' notice thereof to the Administrative Agent, each Lender and the Collateral Trustee), as the true and lawful attorney and duly authorized agent for acceptance of service of legal process of the Borrower. Without prejudice to the foregoing, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.10.     WAIVER OF JURY TRIAL.

      EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 9.11.     HEADINGS.

      Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 9.12.     CONFIDENTIALITY.

      The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below) and not use the Information for any purpose not contemplated by this Agreement, except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) pursuant to customary market practices with respect to the sharing of and preservation of confidential information in connection with the syndication of this Agreement and the Commitments hereunder or the assignment or participation to any assignee of or Participant in, or any prospective assignee of or Participant in, any of the Administrative Agent's or such Lender's rights or obligations under this Agreement that is bound by the provisions hereof, (g) with the consent of the Parent or the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a non-confidential basis from a source other than the Parent or the Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Parent or the Borrower relating to the Parent, the Borrower or their businesses, other than any such information that is publicly available or available to any Agent or any Lender on a non-confidential basis prior to disclosure by the Parent or the Borrower, PROVIDED that such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 9.13.     INTEREST RATE LIMITATION.

      Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, and if lawful, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      SECTION 9.14.     NON-RECOURSE.

      The parties hereto each acknowledge and agree that the obligations of the Loan Parties under the Loan Documents shall be non-recourse against the officers, directors and employees of the Loan Parties and the stockholders of the Parent.

      SECTION 9.15.     CSCC LENDERS.

      With respect to any amendment, modification, restatement or waiver of any Loan Document except any matter described in clauses (i) through (viii) in the proviso in Section 9.02(b), the CSCC Lenders (and their transferees and successors to the extent that such transferees and successors are suppliers of Vendor Product (or Affiliates of suppliers of Vendor Product) pursuant to one or more Vendor Supply Agreements (each a "SUCCESSOR VENDOR")) agree, so long as the sum of all of such Persons' outstanding Tranche A-3 Loans and, during the Tranche A-3
Availability Period, their unused Tranche A-3 Commitments (collectively, the "TRANCHE A-3 EXPOSURE") exceed ************ in the aggregate, to vote (and shall be deemed to have voted) an amount of the Tranche A-3 Exposure corresponding to the amount in excess of ************ the same as the Lenders who would constitute the Required Lenders if Tranche A-3 Loans and Tranche
A-3 Commitments held by CSCC Lenders and Successor Vendors were not outstanding; provided, however, that all of such Persons' aggregate Tranche
A-3 Exposure up to (but not exceeding) ************ in the aggregate as of any date of determination may be voted as each of such Persons shall elect in its sole and absolute discretion. The provisions of this Section 9.15 shall apply only to the CSCC Lenders and Successor Vendors and only to Tranche A-3 Loans and Tranche A-3 Commitments that are held at the time of the applicable vote by the CSCC Lenders and Successor Vendors.

                        (Signatures Follow on Next Page)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:                           PF.NET CORP.


                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------------



ADMINISTRATIVE AGENT
AND LENDERS:                        FIRST UNION NATIONAL BANK, individually
                                    in its capacity as a Lender and in its
                                    capacity as Administrative Agent

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    BANK OF AMERICA, N.A.


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    BANKERS TRUST COMPANY


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    IBM CREDIT CORPORATION


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    ABN AMRO BANK N.V.


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    WESTDEUTSCHE LANDESBANK
                                    GIROZENTRALE

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                                                   Schedule 2.01

                                   COMMITMENTS

                                   [TO FOLLOW]

                                                                   Schedule 3.05


                                    LICENSES

                                    [TO COME]

                                                                   Schedule 3.06



                                DISCLOSED MATTERS

                                      None.

                                                                   Schedule 3.14



                                  SUBSIDIARIES

The following are wholly owned subsidiaries of the Borrower:

1.    PF.Net Supply Corp.
2.    PF.Net Construction Corp.
3.    PF.Net Network Services Corp.
4.    PF.Net Property Corp.
5.    PF.Net Virginia, LLC
6.    PF.Net Virginia Corp.

                                                                   Schedule 3.15



                                    INSURANCE

                                                                   Schedule 6.01



                              EXISTING INDEBTEDNESS

                                      None.

                                                                   Schedule 6.02



                                 EXISTING LIENS

                                      NONE.

                                                                   Schedule 6.04



                              EXISTING INVESTMENTS

                                      NONE.

                                                                   Schedule 6.08



                              EXISTING RESTRICTIONS

                                      NONE.

                                                                       EXHIBIT A

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]

                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Credit Agreement, dated as of October 29, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among PF.NET CORP., a Delaware corporation (the "Borrower"), the Lenders party thereto and FIRST UNION NATIONAL BANK, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      1. The assignor named below (the "ASSIGNOR") sells and assigns, without recourse, to the assignee named below (the "ASSIGNEE"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the percentages and amounts set forth on the reverse hereof of (a) the Commitments of the Assignor on the Effective Date and
(b) the Loans and Borrowings owing to the Assignor that are outstanding on the Effective Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Effective Date (a) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (b) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (and in the event that this Assignment and Acceptance covers all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15, and 9.03 thereof, as well as to any fees accrued for its account and not yet paid).

      2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (a) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.15 of the Credit Agreement, duly completed and executed by such Assignee, (b) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire and (c) a processing and recordation fee of $5,000.

      3. This Agreement and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

             Date of Assignment:

             Legal Name of Assignee:

             Legal Name of Assignor:

             Assignee's Address for
             Notices

      Effective Date of Assignment (may not be fewer than five Business Days after the Date of Assignment):

  Commitment               Principal Amount Assigned  Percentage Assigned of
                                                      facility and
                                                      Commitments thereunder
                                                      (set forth to at least
                                                      eight decimals, as a
                                                      percentage of the
                                                      facility and the
                                                      aggregate Commitments
                                                      of all Lenders
                                                      thereunder)
  Loans :
  Tranche A-1:             $                          %
  Tranche A-2:             $                          %
  Tranche A-3              $                          %
  Revolving:               $                          %
  Loan Commitments:
  Tranche A-1:             $                          %
  Tranche A-2:             $                          %
  Tranche A-3              $                          %
  Revolving:               $                          %

      The terms set forth above are hereby agreed to:

                              [-------------------------]

                              as Assignor,

                              By:
                                  --------------------------------
                              Name:
                              Title:


                              [-------------------------]

                              as Assignee,

                              By:
                                  --------------------------------
                              Name:
                              Title:


                              Consented to by (if required under Section
                              9.04(b)(i) of the Credit Agreement):

                              FIRST UNION NATIONAL BANK,
                              as Administrative Agent

                              By:
                                  --------------------------------
                              Name:
                              Title:


                              PF.NET CORP.

                              By:
                                  --------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT B

                            [FORM OF TRUST AGREEMENT]

                                                                       EXHIBIT C

                        [FORM OF SECURED PROMISSORY NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO TRANSFER OF THIS NOTE SHALL BE VALID OR EFFECTIVE UNLESS MADE IN ACCORDANCE WITH THE APPLICABLE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, OR ANY AVAILABLE EXEMPTION THEREUNDER.

                                 [-------------]

                             SECURED PROMISSORY NOTE

$[_________]                                                ____________, 2001

      FOR VALUED RECEIVED, the undersigned, PF.NET CORP., a Delaware corporation (the "MAKER"), hereby promises to pay to the order of _______________ (the "PAYEE"), the lesser of (a) the cumulative aggregate amount of the Loans made to the Maker under the Credit Agreement (as defined below), and (b) the principal sum of [______________________] ($[__________]) together with interest on the outstanding principal balance. All payments of principal or interest or both shall be made in lawful money of the United States of America. This note is the note referred to in Section 2.07(e) of the Credit Agreement, dated as of October 29, 1999, by and among the Maker, the Lenders party thereto and First Union National Bank, as administrative agent (as amended, modified, supplemented or restated from time to time, the "CREDIT AGREEMENT") and evidences Loans made to the Maker thereunder. Terms used herein but not otherwise defined, shall have the meanings assigned to them in the Credit Agreement.

      This note is (i) secured pursuant to (a) a Security Agreement (Borrower), dated as of October 29, 1999, by and between the Maker and State Street Bank and Trust Company, a Massachusetts trust company, as corporate trustee (together with its successors in such capacity, the "CORPORATE TRUSTEE") and Patrick Thebado, as individual trustee (the Corporate Trustee and such individual trustee, together with his successors in such capacity, collectively, the "TRUSTEES") for the benefit of the Secured Parties (as such term is defined in the Trust Agreement, dated as of October 29, 1999, among the Maker and the Trustees (the "TRUST AGREEMENT")) and (b) the other Security Documents among the Maker and the Trustees and (ii) supported by the Guarantee and Subordination Agreement, dated as of October 29, 1999, by the Velocita Corp. ("PARENT") and the subsidiaries of the Maker (each of the Parent and such subsidiaries, together with their successors, a "GUARANTOR") in favor of the Trustees for the benefit of the Secured Parties (as such term is defined in the Trust Agreement).

      PAYMENTS OF PRINCIPAL AND INTEREST. The entire principal balance of this note, together with all unpaid accrued interest hereunder, shall be due and payable on the earlier to occur of (a) the Maturity Date and (b) the date of acceleration of the maturity of this note upon the occurrence of certain events as specified in the Credit Agreement. Interest on this note shall be payable to the Payee on the date of any prepayment of this note and at maturity, whether by acceleration or otherwise. If any payment on this note is due on a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest due in connection with such payment. The Maker shall make each payment required to be made by it hereunder in the manner set forth in
Section 2.16(a) of the Credit Agreement.

      INTEREST RATE. This note will bear interest on the outstanding principal under this note at the rate and in the manner specified in Section 2.11 of the Credit Agreement.

      PREPAYMENT. The Maker shall have the right and under certain circumstances the obligation to prepay the Loans, in whole or in part, in the manner provided in Sections 2.08 and 2.09 of the Credit Agreement.

      REPRESENTATIONS AND WARRANTIES. The Maker represents and warrants to the Payee as follows:

            (a) The Maker is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now conducted;

            (b) The execution and delivery of this note (i) is within the Maker's corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder, action; (ii) has been duly executed and delivered by the Maker and constitutes a legal, valid and binding obligation of the maker enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and subject to general principles of equity; and

            (c) The execution and delivery of this note (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate any applicable law or regulation or the certificate of incorporation or bylaws of the Maker or any order of any Governmental Authority, (iii) will not violate or result in a default under any agreement or instrument evidencing or governing any Material Indebtedness or its assets or give rise to a right thereunder to require any payment to be made, and
(iv) will not result in the creation or imposition of any Lien on any asset of the Maker.

      REMEDIES ON DEFAULT. If any Event of Default shall occur and be continuing, then in addition to the rights reserved to the holder under the Credit Agreement, the entire principal balance and all accrued interest under this note shall, at the option of the holder hereof, become immediately due and payable, without notice or demand.

      CERTAIN WAIVERS. Except as otherwise expressly provided in this note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

      AMENDMENTS. This note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      GOVERNING LAW; WAIVER OF JURY TRIAL. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OR COLLECTION OF THIS NOTE. Any such action or proceeding shall be brought only in the federal or state courts situated in the County and State of New York.

      COLLECTION COSTS. In the event that the Payee shall, after the occurrence and during the continuance of an Event of Default (and PROVIDED that the Payee shall be permitted, at such time, to enforce its rights hereunder and retain payments received hereunder), turn this note over to an attorney for collection, the Maker shall further be obligated to the Payee for the Payee's reasonable attorneys' fees and expenses incurred in connection with such collection as well as any other costs incurred by Payee in connection with the collection of all amounts due hereunder.

      IN WITNESS WHEREOF, the Maker has duly caused this note to be signed on its behalf, in its corporate name and by its duly authorized officer as of the date first set forth above.

                                    PF.NET CORP.

                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

                                SCHEDULE OF LOANS

      THIS NOTE EVIDENCES LOANS MADE UNDER THE WITHIN-DESCRIBED CREDIT AGREEMENT TO THE MAKER, ON THE DATES, IN THE PRINCIPAL AMOUNTS, OF THE TYPES, BEARING INTEREST AT THE RATES AND HAVING INTEREST PERIODS (IF APPLICABLE) OF THE DURATIONS SET FORTH BELOW, SUBJECT TO THE PAYMENTS AND PREPAYMENTS OR PRINCIPAL SET FORTH BELOW:


            Principal                                                               Unpaid
             Amount                                   Duration of    Amount Paid   Principal  Notation
 Date Made   of Loan   Type of Loan   Interest Rate  Interest Rate   or Prepaid     Amount    Made by


                                                                       EXHIBIT D

                           [FORM OF BORROWING REQUEST]


                               [PF.Net Letterhead]

TO:   First Union National Bank

FROM: PF.Net Corp.

RE:   Borrowing Request

DATE: ______, 200_

Reference is made to the Credit Agreement, dated as of October 29, 1999 (the "Credit Agreement"), among PF.Net Corp., a Delaware corporation (the "Borrower"), the Lenders party thereto and First Union National Bank, as Administrative Agent. Capitalized terms used in this Borrowing Request and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

1.    The amount of the Borrowing is:                         __________________

2. The Borrowing consists of a [Tranche A-1, Tranche A-2, Tranche A-3 or Revolving] Loan.

3.    The date of such Borrowing (which shall
      be a Business Day) is:                     $__________________

4.    The type of the Borrowing is:
            AMOUNT OF LOAN

                       (A)   LIBOR Borrowing     $_________________
                       (B)   ABR Borrowing       $_________________
 The initial Interest Period(s) of the
   LIBOR Borrowing is (if applicable):

                               -------------------

                                                one/two/three/six
                                                months

5. The conditions to funding such Borrowing set forth in Section 4.02 have been satisfied.

6.    The location and number of the account
      or accounts to which funds (if any) are
      to be disbursed, which shall comply with
      the requirements of Section 2.04 are:                 ____________________

7. If this Borrowing Request is for a Tranche A-3 Loan, the requirements set forth in Section 2.03(v) and 2.03(viii) have been satisfied.

   On and as of the date hereof and immediately after giving effect to any Borrowing used to build any Segment of the Network, the Borrower has all necessary Real Estate Rights, and sufficient financing, to complete such Segment or portion thereof to be financed with the proceeds of such Borrowing.

                                    PF.Net Corp.

                                    By:
                                       ---------------------------------
                                      Name:
                                      Title:

Accepted by:

FIRST UNION NATIONAL BANK,
   as Administrative Agent

By:
   ---------------------------
   Name:
   Title:

                                  [SCHEDULE 1]

                            [Attached Cisco Invoices]